                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Continental Airlines, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                          [LOGO OF CONTINENTAL AIRLINES
                                          APPEARS HERE]

                                 April 4, 1997

To Our Stockholders:

  On behalf of the Board of Directors, we are pleased to invite you to attend the Continental Airlines, Inc. 1997 Annual Meeting of Stockholders. As indicated in the attached notice, the meeting will be held at the J.W. Marriott Hotel, 5150 Westheimer, Houston, Texas on Friday, May 16, 1997, at 9:30 a.m., local time. At the meeting, in addition to acting on the matters described in the attached proxy statement, there will be an opportunity to discuss other matters of interest to you as a stockholder.

  Please date, sign and mail the enclosed proxy card in the envelope provided, even if you plan to attend the meeting in person. We look forward to seeing you in Houston.

                                          Cordially,

                                          /S/ GORDON BETHUNE

                                          Gordon Bethune
                                          Chairman of the Board and Chief
                                           Executive Officer


                                          /S/ GREG BRENNEMAN

                                          Greg Brenneman
                                          President and Chief Operating
                                           Officer

                          CONTINENTAL AIRLINES, INC.
                        2929 ALLEN PARKWAY, SUITE 2010
                             HOUSTON, TEXAS 77019

                               ----------------

                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 1997

                               ----------------

  NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of Continental Airlines, Inc., a Delaware corporation (the "Company" or "Continental"), will be held at the J.W. Marriott Hotel, 5150 Westheimer, Houston, Texas on Friday, May 16, 1997, at 9:30 a.m., local time, for the following purposes:

  1. To elect thirteen directors to serve until the next annual meeting of stockholders;

  2. To consider and act upon a proposal to approve certain amendments to the Company's 1994 Incentive Equity Plan, as amended;

  3. To consider and act upon a proposal to approve the Company's 1997 Employee Stock Purchase Plan;

  4. To consider and act upon a proposal to approve the Company's 1997 Stock Incentive Plan;

  5. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP, independent public accountants, as independent auditors of the Company and its subsidiaries for 1997; and

  6. To consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof.

  The holders of record of the Company's common stock at the close of business on March 21, 1997 are entitled to notice of and to vote at the Annual Meeting.

                                          By Order of the Board of Directors,

                                          /s/ JEFFERY A. SMISEK

                                          Jeffery A. Smisek
                                          Secretary

Houston, Texas
April 4, 1997

  PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY BY MAIL IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU DO ATTEND THE MEETING IN PERSON AND DESIRE TO WITHDRAW YOUR PROXY, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ENCLOSED PROXY STATEMENT AND VOTE PERSONALLY ON ALL MATTERS BROUGHT BEFORE THE MEETING.

                          CONTINENTAL AIRLINES, INC.
                        2929 ALLEN PARKWAY, SUITE 2010
                             HOUSTON, TEXAS 77019

                               ----------------

                                PROXY STATEMENT

                      1997 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 1997

                               ----------------

  This proxy statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Continental Airlines, Inc., a Delaware corporation (the "Company" or "Continental"), of proxies to be voted at the 1997 Annual Meeting of Stockholders of the Company or any adjournment or adjournments thereof (the "Meeting"), to be held at the J.W. Marriott Hotel, 5150 Westheimer, Houston, Texas on Friday, May 16, 1997, at 9:30 a.m., local time, for the purposes set forth in the accompanying Notice of 1997 Annual Meeting of Stockholders. This proxy statement and the accompanying proxy, together with a copy of the Company's 1996 Annual Report, are being first mailed to stockholders on or about April 4, 1997.

THE PROXY

  Stockholders giving proxies may revoke them at any time before they are voted by notifying the Secretary of the Company in writing of such revocation or by delivering to such Secretary a duly executed proxy bearing a later date. Any such revocation or subsequent proxy must be received prior to the commencement of voting at the Meeting to be effective. If a proxy is properly signed by a holder of common stock and is not revoked, it will be voted at the Meeting in the manner specified on the proxy or, if no manner is specified, it will be voted "FOR" the election of directors nominated by the Board of Directors of the Company (the "Board of Directors" or the "Board") and "FOR" approval of the other matters set forth in the accompanying Notice.

  The Company will bear the costs of the solicitation of proxies. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, telegram, fax and in person by regular employees and directors of the Company, none of whom will receive additional compensation therefor, and by Morrow & Co., Inc., which the Company has retained to assist in the solicitation of proxies for a fee estimated not to exceed $6,500 plus reasonable out-of-pocket expenses. Arrangements will be made with brokerage houses and with other custodians, nominees and fiduciaries to forward proxy soliciting materials to beneficial owners, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection therewith.

RECORD DATE AND VOTING SECURITIES

  The Board of Directors fixed the close of business on March 21, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, the Company had outstanding 8,594,364 shares of Class A common stock, par value $.01 per share, and 48,968,303 shares of Class B common stock, par value $.01 per share.

  Continental's Restated Certificate of Incorporation ("Charter") authorizes the issuance of up to 10 million shares of preferred stock, 50 million shares each of Class A common stock and Class D common stock, and 200 million shares of Class B common stock. No shares of Class D common stock have been issued. Subject to certain limitations on voting by non-U.S. citizens, each share of Class A common stock is entitled to ten votes per share and each share of Class B common stock is entitled to one vote per share. Shares of Class A common stock may be converted at any time into shares of Class B common stock. The holders of shares representing a majority of the aggregate voting power of the outstanding voting securities entitled to vote at the Meeting, present or represented by proxy, will constitute a quorum for the transaction of business at the Meeting.

  In establishing the presence of a quorum, abstentions and broker non-votes (if any) will be included in the determination of the number of shares represented at the Meeting. Abstentions are treated as votes cast and thus will have the same effect as a vote against a proposal. As to a specific proposal, however, broker non-votes are not treated as votes cast or shares entitled to vote with respect to such matter and thus will not affect the election of directors (who will be elected by a plurality of the votes cast for directors), or the outcome of the proposals to (i) approve the proposed amendment to the Company's 1994 Incentive Equity Plan, (ii) approve the Company's 1997 Employee Stock Purchase Plan, (iii) approve the Company's 1997 Stock Incentive Plan or (iv) ratify the appointment of independent auditors (each of which requires approval by a majority of the votes cast on the applicable proposal).

LIMITATION ON VOTING BY FOREIGN OWNERS

  The Charter defines "Foreign Ownership Restrictions" as "applicable statutory, regulatory and interpretive restrictions regarding foreign ownership or control of U.S. air carriers (as amended or modified from time to time)". Such restrictions currently require that no more than 25% of the voting stock of the Company be owned or controlled, directly or indirectly, by persons who are not U.S. Citizens ("Foreigners") for purposes of the Foreign Ownership Restrictions, and that the Company's president and at least two-thirds of its directors be U.S. Citizens. For purposes of the Charter, "U.S. Citizen" means (i) an individual who is a citizen of the United States; (ii) a partnership each of whose partners is an individual who is a citizen of the United States; or (iii) a corporation or association organized under the laws of the United States or a State, the District of Columbia, or a territory or possession of the United States, of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, and in which at least 75% of the voting interest is owned or controlled by persons who are citizens of the United States. The Charter provides that no shares of capital stock may be voted by or at the direction of Foreigners, unless such shares are registered on a separate stock record (the "Foreign Stock Record") maintained by the Company for the registration of ownership of voting stock by Foreigners. The Company's bylaws ("Bylaws") further provide that no shares will be registered on the Foreign Stock Record if the amount so registered would cause the Company to violate the Foreign Ownership Restrictions or adversely affect the Company's operating certificates or authorities. Registration on the Foreign Stock Record is made in chronological order based on the date the Company receives a written request for registration, except that shares acquired by Air Partners, L.P., a Texas limited partnership ("Air Partners"), in connection with its original investment in the Company that are subsequently transferred to any Foreigner are entitled to be registered prior to, and to the exclusion of, other shares. In January 1997, Air Canada, a Canadian corporation and Continental's only significant foreign stockholder in 1996, sold all its shares included on the Foreign Stock Record.

                   VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS

  The following table sets forth, as of March 21, 1997 (except as otherwise set forth below), certain information with respect to persons owning beneficially (to the knowledge of the Company) more than five percent of any class of the Company's voting securities. The table also sets forth the respective general voting power of such persons. Information in the table is based on reports that have been filed with Securities and Exchange Commission (the "SEC" or the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and information furnished to the Company by such holders. In accordance with regulations promulgated by the Commission, the table reflects for each beneficial owner the exercise of warrants or the conversion of convertible securities (exercisable or convertible within 60 days after the record date) owned by such beneficial owner, but, in determining the percentage ownership and general voting power of such person, does not assume the exercise of warrants or the conversion of securities owned by any other person.

                                                 AMOUNT
                                               AND NATURE               GENERAL
   NAME AND ADDRESS                           OF BENEFICIAL    PERCENT   VOTING
 OF BENEFICIAL HOLDER       TITLE OF CLASS      OWNERSHIP      OF CLASS POWER(1)
 --------------------    -------------------- -------------    -------- --------

Air Partners, L.P.(2)    Class A common stock   8,519,468 (3)   73.2%    52.7%
2420 Texas Commerce
 Tower                   Class B common stock   4,150,885 (4)    7.8%
201 Main Street
Fort Worth, TX 75102
American General
 Corporation             Class A common stock   1,548,992 (5)   16.9%    11.5%
2929 Allen Parkway       Class B common stock     755,273 (6)    1.5%
Houston, TX 77019
The Capital Group
 Companies, Inc.         Class B common stock   2,822,400 (7)    5.5%     2.1%
333 South Hope Street
Los Angeles, CA 90071
The Equitable Companies
 Incorporated            Class B common stock   6,158,604 (8)   12.6%     4.6%
787 Seventh Avenue
New York, NY 10019
FMR Corp.                Class B common stock   3,751,748 (9)    7.5%     2.8%
82 Devonshire Street
Boston, MA 02109
Vanguard/Windsor Fund,
 Inc.                    Class B common stock   4,000,000 (10)   8.2%     3.0%
Post Office Box 2600
Valley Forge, PA 19482
Wellington Management
 Company, LLP            Class B common stock   5,159,697 (11)  10.5%     3.8%
75 State Street
Boston, MA 02109
--------
(1) Each share of Class A common stock is entitled to ten votes, and each share of Class B common stock is entitled to one vote. General Voting Power includes the combined total of the votes attributable to Class A common stock and Class B common stock. Shares of Class A common stock may be converted at any time into shares of Class B common stock. Because the Class A common stock has ten votes per share and the Class B common stock has one vote per share, such conversions effectively increase the relative voting power of those Class A stockholders who do not convert.

(2) Based on reports filed with the Commission pursuant to the Exchange Act in December 1996, the general partners of Air Partners are 1992 Air GP, managing general partner, and Air II General, Inc. The general partners of 1992 Air GP are 1992 Air, Inc., majority general partner, and Air Saipan, Inc. David Bonderman is the controlling shareholder of Air II General,
    Inc. and 1992 Air, Inc. and accordingly may be deemed the beneficial owner of shares held by Air Partners. In addition, Mr. Bonderman holds, directly and indirectly, limited partnership interests in Air Partners. Mr. Bonderman also holds director stock options to purchase 11,000 shares of Class B common stock (including 2,000 shares subject to stockholder approval at the Meeting) and may be deemed to own 127,304 shares of Class
    B common stock owned by 1992 Air, Inc. that are not included in the amounts shown. Bonderman Family Limited Partnership, of which David Bonderman is the general partner, holds 16,400 shares of Class A common stock and 682,450 shares of Class B common stock that are not included in the amounts shown. On the basis of certain provisions of the limited partnership agreement of Air Partners, the holders of limited partnership interests in Air Partners may be deemed to beneficially own the shares beneficially owned by Air Partners that are attributable to their respective limited partnership interests. In addition, such limited partners, together with Air Partners, may be deemed to be acting as a group for purposes of the federal securities laws. Bonderman Family
    Limited Partnership, Bondo Air Limited Partnership ("Bondo Air") and
    Donald Sturm, a director of the Company, each holds limited partnership interests in Air Partners. However, each such party, pursuant to Rule 13d-4 under the Exchange Act, disclaims beneficial ownership of the shares attributable to their respective interests. The estate of Larry Hillblom, solely in its capacity as the sole shareholder of Air Saipan, Inc., may be deemed the beneficial owner of shares held by Air Partners. In addition, the estate of Mr. Hillblom also holds limited partnership interests in Air Partners. Alfredo Brener, through a limited partnership whose corporate general partner he controls, owns warrants to purchase a 98.5% limited partnership interest in Bondo Air, and on the basis of certain provisions of the limited partnership agreement of Bondo Air, Mr. Brener may be deemed to beneficially own such limited partnership interests and, in turn, the shares attributable to Bondo Air's limited partnership interest in Air Partners. However, Mr. Brener, pursuant to Rule 13d-4 under the Exchange Act, disclaims beneficial ownership of all such shares.
(3) Includes 3,039,468 shares issuable upon exercise of warrants held by Air Partners to purchase Class A common stock. Air Partners may be deemed to have sole voting and dispositive power with respect to 5,480,000 shares and shared voting and dispositive power with respect to none of such shares.
(4) Represents shares subject to warrants held by Air Partners to purchase Class B common stock. As of March 21, 1997, Air Partners did not own directly any shares of Class B common stock. Does not include the 8,519,468 shares of Class A common stock shown above which are convertible into an equal number of shares of Class B common stock.
(5) The shares reported represent the proportionate interest in shares beneficially owned by Air Partners, of which American General Corporation ("American General") is a limited partner, including shares issuable upon exercise of warrants held by Air Partners to purchase 552,630 shares of Class A common stock. On the basis of certain provisions of the limited partnership agreement of Air Partners, American General may be deemed to beneficially own the shares beneficially owned by Air Partners that are attributable to such limited partnership interest. However, American General, pursuant to Rule 13d-4 under the Exchange Act, disclaims beneficial ownership of all such shares. American General may be deemed to share voting and dispositive power with respect to all such shares.
(6) The reported shares include 566 shares held by an indirect wholly owned subsidiary of American General and 754,707 shares issuable upon exercise of warrants held by Air Partners to purchase Class B common stock and attributable to the limited partnership interest of American General in Air Partners. American General may be deemed to share voting and dispositive power with respect to all such shares. Does not include the 1,548,992 shares of Class A common stock shown above which are convertible into an equal number of shares of Class B common stock.
(7) Based on a report filed with the Commission under the Exchange Act on February 14, 1997 and information provided to the Company, The Capital Group Companies, Inc. ("Capital Group") is the parent company of six investment management companies. The reported shares are held by accounts under the discretionary investment management of one or more of such companies or their affiliated entities and not for the account of any such company or entity. No such account owns 5% or more of the Class B common stock. Capital Group may be deemed to have sole voting power with respect to 416,000 of the shares shown and sole dispositive power with respect to all of the shares shown in the table. Capital Group does not share voting or dispositive power with respect to any of such shares. The shares reported include 1,396,300 shares of Class B common stock issuable upon conversion of the Company's 8 1/2% Convertible Preferred Securities of Trust and 1,010,100 shares of Class B common stock issuable upon conversion of the Company's 6 3/4% Convertible Subordinated Notes due April 15, 2006.
(8) As of January 31, 1997, based on a report filed with the Commission pursuant to the Exchange Act on February 10, 1997 by The Equitable Companies Incorporated ("Equitable"), AXA-UAP (which beneficially owns a majority interest in Equitable), and five French mutual insurance companies (AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Alpha Assurances I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle (as a group, which beneficially own a majority interest in AXA-UAP)). The shares shown represent beneficial ownership by registered broker-dealer or investment advisor subsidiaries of Equitable. According to such report, none of such subsidiaries has an interest in the reported securities representing greater than 5% of the Class B common stock other than Alliance Capital Management L.P. Equitable may be deemed to have sole voting power with respect to 6,079,104 shares, shared voting power with respect to 75,000 shares, sole dispositive power with respect to 6,154,104 shares and shared dispositive power with respect to 4,500 shares.
(9) Based on reports filed with the Commission under the Exchange Act on February 6, 1997, the shares reported represent the aggregated beneficial ownership by FMR Corp. ("FMR") (together with its wholly owned subsidiaries) and Fidelity International Limited ("Fidelity") (as investment adviser or the parent of the investment adviser to various funds and accounts). The shares reported include 331,180 shares of Class B common stock issuable upon conversion of the Company's 6 3/4% Convertible Subordinated Notes due April 15, 2006 and 668,171 shares of Class B common stock issuable upon conversion of the Company's 8 1/2% Convertible Preferred Securities of Trust. FMR may be deemed to have sole voting power with respect to 455,991 shares and sole dispositive power with respect to 3,625,548 shares. Fidelity may be deemed to have sole voting and dispositive power with respect to 99,200 shares. Neither FMR nor Fidelity has shared voting or dispositive power with respect to any of the shares shown. Members of the Edward D. Johnson 3d family own approximately 49% of the voting power of FMR and, through a partnership controlled by Mr. Johnson and members of his family, approximately 47% of the voting power of Fidelity.
(10) Based on a report filed with the Commission under the Exchange Act on February 7, 1997 and information provided to the Company, Vanguard/Windsor Fund, Inc. is a registered investment company with sole voting and shared dispositive power with respect to all of the shares shown. See note 11.
(11) Based on a report filed with the Commission under the Exchange Act on February 18, 1997, the shares reported are owned by certain clients of Wellington Management Company, LLP ("Wellington"), which acts as an investment adviser to such clients. According to such report, none of such clients has an interest in the reported securities representing greater than 5% of the Class B common stock other than Vanguard/Windsor Fund, Inc. See note 10. Wellington may be deemed to share voting power with respect to 284,045 shares and to share dispositive power with respect to all of the shares shown. Wellington does not have sole voting or dispositive power with respect to any such shares.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

  The following table shows, as of March 21, 1997, the number of shares of Class B common stock beneficially owned by each of the current directors, the executive officers named below in the Summary Compensation Table, and all executive officers and directors as a group. The beneficial ownership of Class A common stock by certain of such persons is described in the footnotes to the table. See also "Voting Rights and Principal Stockholders."

                                                   AMOUNT AND
                                                   NATURE OF
                                                   BENEFICIAL          PERCENT
  NAME OF BENEFICIAL OWNERS                       OWNERSHIP(1)         OF CLASS
  -------------------------                       ------------         --------
Thomas J. Barrack, Jr............................     16,600 (2)            *
Lloyd M. Bentsen, Jr.............................     14,160 (3)            *
Gordon M. Bethune................................    211,450 (4)            *
David Bonderman..................................  5,157,007 (5)          9.7%
Gregory D. Brenneman.............................    263,911 (6)            *
Patrick Foley....................................  1,218,343 (7)          2.5%
Lawrence W. Kellner..............................     73,409 (8)            *
Douglas H. McCorkindale..........................     11,000 (9)            *
C.D. McLean......................................     75,295 (10)           *
George G.C. Parker...............................      6,400 (11)           *
Richard W. Pogue.................................     11,000 (9)(12)        *
William S. Price III.............................  4,161,885 (13)         7.8%
Jeffery A. Smisek................................     77,799 (12)(14)       *
Donald L. Sturm..................................    751,009 (15)         1.5%
Karen Hastie Williams............................     11,000 (9)            *
Charles A. Yamarone..............................     16,000 (16)           *
All executive officers and directors as a group..  7,395,105 (17)        13.7%

--------------
*Less than 1%
(1) The persons listed have the sole power to vote and dispose of the shares beneficially owned by them except as otherwise indicated.
(2) Includes 8,000 shares subject to vested director stock options (including 2,000 shares subject to stockholder approval at the Meeting), and 3,000 shares held in trust for the benefit of Mr. Barrack's children as to which shares Mr. Barrack disclaims beneficial ownership.
(3) Includes 5,000 shares subject to a vested director stock option which is subject to stockholder approval at the Meeting.
(4) Includes 210,834 shares subject to vested options, or vesting within 60 days after March 21, 1997.
(5) Includes 11,000 shares subject to vested director stock options (including 2,000 shares subject to stockholder approval at the Meeting), 682,450 shares beneficially owned by Bonderman Family Limited Partnership and 127,304 shares owned by 1992 Air, Inc. See generally note 2 to the previous table. Also includes 4,150,885 shares subject to warrants owned by Air Partners, which Mr. Bonderman may be deemed to own beneficially and which Mr. Price may be deemed to own beneficially through shared voting and dispositive power as a Managing Director of Air Partners. Does not include 16,400 shares of Class A common stock beneficially owned by Bonderman Family Limited Partnership. Also does not include 5,480,000 shares of Class A common stock beneficially owned by Air Partners or 3,039,468 such shares subject to warrants owned by Air Partners, which Messrs. Bonderman and Price also may be deemed to own beneficially. All such shares of Class A common stock are convertible into an equal number of shares of Class B common stock.
(6) Includes 188,834 shares subject to vested options, or vesting within 60 days after March 21, 1997, and 75,000 restricted shares scheduled to vest in 50% increments on April 27, 1997 and 1998.

(7) Includes 11,000 shares subject to vested director stock options (including 2,000 shares subject to stockholder approval at the Meeting). Also includes 645,940 shares held by DHL Management Services, Inc. ("DHL Management") and 561,403 shares representing the proportionate interest of DHL Management in shares issuable upon exercise of warrants held by Air Partners to purchase shares of Class B common stock. Does not include 741,165 shares of Class A common stock representing DHL Management's proportionate interest in Class A common stock beneficially owned by Air Partners or 411,085 shares of such stock subject to warrants representing DHL Management's proportionate interest in warrants to purchase Class A common stock owned by Air Partners, each of which shares is convertible into an equal number of shares of Class B common stock. DHL Management, and Mr. Foley as President of DHL Management, may be deemed to share voting and dispositive power with respect to all such shares.
(8) Includes 23,334 shares subject to vested options, or vesting within 60 days after March 21, 1997, and 50,000 restricted shares scheduled to vest in 50% increments on June 5, 1997 and 1998.
(9) Represents shares subject to vested director stock options (including 2,000 shares subject to stockholder approval at the Meeting).
(10) Includes 60,834 shares subject to vested options, or vesting within 60 days after March 21, 1997.
(11) Includes 5,000 shares subject to vested director stock options (including 2,000 shares subject to stockholder approval at the Meeting).
(12) Does not include 2,000 shares of Class A common stock, which are convertible into an equal number of shares of Class B common stock.
(13) Includes 11,000 shares subject to vested director stock options
     (including 2,000 shares subject to stockholder approval at the Meeting). Also includes shares of Class B common stock subject to warrants held by Air Partners, but does not include shares of Class A common stock held by Air Partners or subject to warrants held by Air Partners, each as described in note 5, above.
(14) Includes 60,834 shares subject to vested options, or vesting within 60 days after March 21, 1997.
(15) Includes 11,000 shares subject to vested director stock options
     (including 2,000 shares subject to stockholder approval at the Meeting). Also includes 60,400 shares held in trusts for the benefit of Mr. Sturm's children, 30,200 shares held in a charitable trust for which Mr. Sturm acts as Trustee, and 350,879 shares representing the proportionate interest of Mr. Sturm in shares issuable upon exercise of warrants held by Air Partners to purchase shares of Class B common stock. Does not include 463,230 shares of Class A common stock representing Mr. Sturm's proportionate interest in Class A common stock beneficially owned by Air Partners or 256,929 shares of such stock subject to warrants representing Mr. Sturm's proportionate interest in warrants to purchase Class A common stock owned by Air Partners, each of which shares is convertible into an equal number of shares of Class B common stock. Mr. Sturm is a limited partner of Air Partners and, as such, may be deemed to share voting and dispositive power with respect to the shares beneficially owned by Air Partners that are attributable to such limited partnership interest.
(16) Includes 8,000 shares subject to vested director stock options (including 2,000 shares subject to stockholder approval at the Meeting).
(17) Includes 981,674 shares subject to vested options, or vesting within 60 days after March 21, 1997, which are held by executive officers and non-employee directors of the Company and 4,150,885 shares subject to warrants owned by Air Partners. See notes 5, 7 and 15. Does not include the following shares of Class A common stock: 5,480,000 shares beneficially owned by Air Partners, 3,039,468 shares subject to warrants owned by Air Partners, 16,400 shares beneficially owned by Bonderman Family Limited Partnership or 5,200 shares held by certain executive officers and directors. See, e.g., note 12. Such shares of Class A common stock are convertible into an equal number of shares of Class B common stock.

                              GENERAL INFORMATION

BOARD OF DIRECTORS MEETINGS

  Regular meetings of the Board of Directors are generally held four times per year and special meetings are scheduled when required. The Board held four regular meetings and one special meeting in 1996.

COMMITTEES OF THE BOARD

  The Audit Committee has the authority and power to act on behalf of the Board of Directors with respect to the appointment of independent auditors for the Company and with respect to authorizing any special audit or audit-related activities which, in its discretion, are deemed necessary to perform its functions. The committee monitors the audit activities of the Company and its subsidiaries to assure that they have implemented proper internal accounting controls. The committee, which consists of four non-employee directors, met four times in 1996.

  The Executive Committee exercises certain powers of the Board of Directors between Board meetings. The committee, which consists of two non-employee directors and one officer-director of the Company, held no formal meetings in 1996, but took numerous actions by unanimous written consent.

  The Finance and Strategy Committee reviews the Company's short and long-term strategic plans and its plans for raising capital and increasing liquidity, and makes recommendations to the Board of Directors regarding implementation of those plans as the committee deems appropriate. The committee, which consists of two officer-directors and three non-employee directors, met two times in 1996.

  The Human Resources Committee has the authority and power to act on behalf of the Board of Directors with respect to all matters relating to the employment of senior officers by the Company and its subsidiaries, including but not limited to approval of compensation, benefits, incentives and employment contracts and administration of the Company's 1994 and 1997 stock purchase and equity incentive plans. The committee, which consists of four non-employee directors, met three times in 1996.

  The Company does not have a nominating committee.

  During 1996, each director of the Company other than Messrs. Bentsen, Foley and McCorkindale attended more than 75% of the sum of the meetings of the Board and each committee of which he or she was a member.

COMPENSATION OF DIRECTORS

  Members of the Board of Directors who are not full-time employees of the Company are paid $20,000 per year, $2,000 (or $3,000 for the chairperson) for each Board and committee meeting physically attended, $1,000 for each Board meeting attended by telephone, and $500 for each committee meeting attended by telephone. Stock options relating to 3,000 shares of Class B common stock have been automatically granted to non-employee directors on the day following each annual meeting of stockholders and bear exercise prices equal to the fair market value of such stock on such date. If the amendments to the Company's 1994 Incentive Equity Plan are approved by stockholders at the Meeting, such annual grant will be increased to cover 5,000 shares of Class B common stock and will be made in addition to directors who are first elected to the Board other than at an annual meeting of stockholders. Such amendments would be effective as of September 1996. See "Proposal 2: Approval of the Third Amendment to the 1994 Incentive Equity Plan." If the 1997 Stock Incentive Plan is approved by stockholders, the Company intends to discontinue such grants under the 1994 Incentive Equity Plan and commence such grants under the 1997 Stock Incentive Plan on the date of the Meeting. In addition, each non-employee director receives certain lifetime flight benefits, including space-available personal and family flight passes, a travel card permitting positive space travel by the director, the director's family and certain other individuals (which is taxable to the director, subject to the payment of certain of such taxes by the Company during Board service), a frequent flyer card and an airport lounge card.

  Full-time employees of the Company who serve as directors receive reimbursement of expenses incurred in attending meetings, in addition to flight and other benefits provided in their employment agreements or shared generally by other employees of the Company.

EXECUTIVE OFFICERS

  The following table sets forth certain information with respect to the Company's current executive officers:

                                                TERM OF OFFICE AND BUSINESS
           NAME, AGE AND POSITION                        EXPERIENCE
           ----------------------               ---------------------------
 GORDON M. BETHUNE, age 55                  Chairman of the Board and Chief
  Chairman of the Board and Chief Executive Executive Officer since September
  Officer                                   1996. Director since August 1994;
                                            President and Chief Executive
                                            Officer (November 1994-September
                                            1996); President and Chief
                                            Operating Officer (February 1994-
                                            November 1994); various positions
                                            with The Boeing Company commencing
                                            in 1988, including Vice President
                                            and General Manager of the
                                            Commercial Airplane Group Renton
                                            Division, Vice President and
                                            General Manager of the Customer
                                            Services Division, and Vice
                                            President of Airline Logistics
                                            Support.
 GREGORY D. BRENNEMAN, age 35               President and Chief Operating
  President, Chief Operating Officer        Officer since September 1996.
  and Director                              Director since June 1995; Chief
                                            Operating Officer (May 1995-
                                            September 1996); Consultant to the
                                            Company (February-April 1995);
                                            various positions, including Vice
                                            President, with Bain & Company,
                                            Inc. (consulting firm) for more
                                            than five years; Director of
                                            Browning-Ferris Industries, Inc.
 LAWRENCE W. KELLNER, age 38                Executive Vice President and Chief
  Executive Vice President and              Financial Officer since November
  Chief Financial Officer                   1996. Senior Vice President and
                                            Chief Financial Officer (June 1995-
                                            November 1996); Executive Vice
                                            President and Chief Financial
                                            Officer of American Savings Bank,
                                            F.A. (November 1992-May 1995);
                                            Executive Vice President and
                                            Director of Loan Management of
                                            American Real Estate Group, an
                                            affiliate of American Savings Bank,
                                            F.A. (February 1992-October 1992);
                                            Executive Vice President and Chief
                                            Financial Officer of The Koll Co.
                                            (real estate development and
                                            management) (1987-1992).
 C.D. McLEAN, age 55                        Executive Vice President--
  Executive Vice President--Operations      Operations since November 1996.
                                            Senior Vice President--Operations
                                            (April 1994-November 1996);
                                            Executive Vice President--
                                            Operations (January 1992-March
                                            1994) of Leisure Air, Inc.; self-
                                            employed (March 1990-December
                                            1991); Senior Vice President--
                                            Flight Operations (May 1989-
                                            February 1990) of Braniff Airlines,
                                            Inc.
 JEFFERY A. SMISEK, age 42                  Executive Vice President, General
  Executive Vice President,                 Counsel and Secretary since
  General Counsel and Secretary             November 1996. Senior Vice
                                            President and Secretary (April
                                            1995-November 1996); General
                                            Counsel since March 1995; Partner,
                                            Vinson & Elkins L.L.P. (law firm)
                                            prior to March 1995 for more than
                                            five years.
 MICHAEL H. CAMPBELL, age 48                Senior Vice President--Human
  Senior Vice President--Human              Resources and Labor Relations since
  Resources and Labor Relations             January 1997. Partner, Ford &
                                            Harrison LLP (law firm) 1978 to
                                            present.

         NAME, AGE AND POSITION          TERM OF OFFICE AND BUSINESS EXPERIENCE
         ----------------------          --------------------------------------
 MARK A. ERWIN, age 41                  Senior Vice President--Airport Services
  Senior Vice President--Airport Serv-  since April 1995. Vice President--
  ices                                  Newark Hub (1994-1995); Staff Vice
                                        President--Airport Services Planning
                                        (1991-1994).
 J. DAVID GRIZZLE, age 42               Senior Vice President--Corporate
  Senior Vice President--Corporate      Development since November 1996. Vice
  Development                           President--Alliance Development (April
                                        1995-November 1996); Vice President--
                                        Asia and Pacific Development (May 1993-
                                        April 1995); various positions with the
                                        Company prior to May 1993 for more than
                                        five years.
 GEORGE L. MASON, age 50                Senior Vice President--Technical
  Senior Vice President--Technical      Operations since November 1996. Vice
  Operations                            President--Technical Operations (March
                                        1994-November 1996); Vice President--
                                        Operations of Tramco Inc. (a division
                                        of BF Goodrich Aerospace) (February
                                        1992-March 1994); Senior Vice
                                        President--Maintenance & Engineering of
                                        Midway Airlines, Inc. (January 1991-
                                        November 1991).
 BONNIE S. REITZ, age 44                Senior Vice President--Sales and
  Senior Vice President--Sales and      Distribution since November 1996. Vice
  Distribution                          President--Marketing and Sales (August
                                        1994-November 1996); Vice President--
                                        Marketing and Sales of System One
                                        Information Management, Inc. (1989-
                                        1994).
 BARRY P. SIMON, age 54                 Senior Vice President--International
  Senior Vice President--International  since November 1996. Senior Vice
                                        President--Europe (June 1995-November
                                        1996); Senior Vice President--Strategic
                                        Business Units (April 1995-June 1995);
                                        Senior Vice President--Widebody
                                        Division (August 1994-April 1995);
                                        Senior Vice President and General
                                        Counsel (June 1990-August 1994), except
                                        Senior Vice President, General Counsel
                                        and Director, GAF Corporation (January-
                                        March 1993).
 KUNIAKI TSURUTA, age 61                Senior Vice President--Purchasing and
  Senior Vice President--Purchasing     Materials Services since November 1996.
  and Materials Services                Vice President--Purchasing (April 1994-
                                        November 1996); President and Chief
                                        Operating Officer of Piedmont
                                        Aerospace, Inc. (February 1992-April
                                        1994); Senior Vice President--Cost
                                        Management and Material Services of
                                        Midway Airlines, Inc. (March 1989-July
                                        1991).
 JANET P. WEJMAN, age 39                Senior Vice President and Chief
  Senior Vice President and Chief       Information Officer since November
  Information Officer                   1996. Vice President and Chief
                                        Information Officer (February 1996-
                                        November 1996); President, North
                                        Western Aviation, Inc. (flight school
                                        in Chicago, Illinois) (since August
                                        1995); independent consultant (August
                                        1995-February 1996); Assistant Vice
                                        President of System Technology and User
                                        Training, Chicago & North Western
                                        Railroad (August 1992-August 1995);
                                        Director of Micro System Development,
                                        Covia Partnership (computer
                                        reservations system) (August 1991-
                                        August 1992).

  There is no family relationship between any of the executive officers. All officers are appointed by the Board of Directors to serve until their resignation, death or removal.

COMPENSATION OF EXECUTIVE OFFICERS

  The following tables set forth (i) the aggregate amount of remuneration paid by the Company during 1996, 1995 and 1994 to the chief executive officer and the four other most highly compensated executive officers of the Company in 1996, (ii) the number of shares of Class B common stock subject to options granted to such individuals during 1996 and the hypothetical value thereof assuming specified annual rates of Class B common stock price appreciation during the option term and (iii) information regarding stock options exercised in 1996 and the value of the options held by such individuals at the end of 1996.
                          SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                       ANNUAL COMPENSATION                 COMPENSATION AWARDS
                                 -------------------------------------    ---------------------
                                                                          RESTRICTED SECURITIES
   NAME AND PRINCIPAL                                     OTHER ANNUAL      STOCK    UNDERLYING      ALL OTHER
        POSITION         YEAR(1)  SALARY    BONUS         COMPENSATION    AWARDS(2)   OPTIONS       COMPENSATION
   ------------------    ------- -------- ----------      ------------    ---------- ----------     ------------
Gordon M. Bethune.......  1996   $604,755 $  882,292        $  1,052 (3)  $        0  220,000        $1,572,500 (4)
 Chairman of the Board
  and                     1995    561,012    550,000         278,638 (5)           0   50,000 (6)       522,978 (7)
 Chief Executive Officer  1994    434,185  1,500,000 (8)      85,018 (9)   1,240,625  500,000 (6)       286,969 (10)
Gregory D. Brenneman....  1996   $535,500 $  787,502        $  5,957 (3)  $        0  154,000        $  776,563 (4)
 President and Chief
  Operating Officer       1995    338,726    354,039          56,459 (11)  1,200,000  550,000            79,016 (12)
                          1994         --         --              --              --       --                --
Lawrence W. Kellner.....  1996   $390,172 $  569,128        $  7,106 (3)  $        0   70,000        $        0
 Executive Vice
  President               1995    193,369    438,500 (13)     17,928 (3)     862,500  150,000            32,718 (12)
 and Chief Financial
  Officer                 1994         --         --              --              --       --                --
C.D. McLean.............  1996   $321,625 $  473,438        $  3,586 (3)  $        0   70,000        $        0
 Executive Vice
  President               1995    305,604    300,000             514 (3)     115,000   50,000 (14)            0
 --Operations             1994    182,557          0           8,807 (3)           0  100,000 (14)       13,531 (12)
Jeffery A. Smisek.......  1996   $316,415 $  465,625        $  4,766 (3)  $        0   70,000        $        0
 Executive Vice
  President,              1995    205,166    213,911           3,869 (3)     115,000  150,000                 0
 General Counsel and
  Secretary               1994         --         --              --              --       --                --

-------
(1) Messrs. Bethune, Brenneman, Kellner, McLean and Smisek commenced employment with the Company in February 1994, April 1995, June 1995, April 1994 and March 1995, respectively.
(2) Determined based on the closing price of the Class B common stock on the date the restricted shares were granted. At the end of 1996, the aggregate number of restricted shares held by Messrs. Bethune, Brenneman, Kellner, McLean and Smisek was zero, 75,000, 50,000, 10,000 and 10,000, respectively, and the value of such shares was $0, $2,118,750, $1,412,500, $282,500, and $282,500, respectively, based on the December 31, 1996 closing price of the Class B common stock of $28.25. The shares granted to Mr. Bethune vested in 50% increments on March 15, 1995 and 1996. The shares held by Mr. Brenneman vest in 25% increments on October 27, 1995 and April 27, 1996, 1997 and 1998. The shares held by Mr. Kellner vest in 25% increments on December 6, 1995 and June 5, 1996, 1997 and 1998. The shares held by Messrs. McLean and Smisek vest in 50% increments on April 4, 1996 and 1997. Although the Company has paid no dividends on its common stock, any dividends would be payable upon both vested and non-vested shares.
(3) Represents a tax adjustment relating to (i) certain moving expenses paid by the Company and/or (ii) certain travel benefits provided by the Company.
(4) Represents payments made to Messrs. Bethune and Brenneman in connection with the waiver of certain rights under their respective employment agreements. See "Certain Transactions."
(5) Represents a tax adjustment relating to termination of certain supplemental retirement plan benefits ($277,159) and certain travel benefits provided by the Company ($1,479). See note 7 below.
(6) In addition, of the options granted to Mr. Bethune in 1994, the exercise price of 250,000 options was adjusted in 1995 from $7.0625 per share to $5.50 per share (which exceeded the market value of the Class B common stock on the date of such adjustment) to comply with the terms of Mr. Bethune's agreements with the Company.
(7) Represents payment in lieu of certain supplemental executive retirement plan benefits previously provided under Mr. Bethune's employment agreement.

(8) Represents a bonus in connection with certain amendments to Mr. Bethune's employment agreement which were made as the result of an offer of employment to Mr. Bethune by one of the Company's competitors.
(9) Represents a tax adjustment relating to (i) certain moving expenses paid by the Company and (ii) other costs of Mr. Bethune's relocation to Houston, Texas.
(10) Represents (i) $144,463 paid to compensate Mr. Bethune for the forfeiture of certain benefits under his prior employer's compensation program when he joined the Company, (ii) $107,957 for other costs of Mr. Bethune's relocation to Houston, Texas (see note 9) and (iii) $34,549 for moving expenses (see note 9).
(11) Represents a tax adjustment relating to (i) certain moving expenses paid by the Company, (ii) reimbursement for other costs of Mr. Brenneman's relocation to Houston, Texas and (iii) certain travel benefits provided by the Company.
(12) Represents certain moving expenses paid by the Company in connection with the named executives' relocation to Houston, Texas and, for Mr. Brenneman, other costs of Mr. Brenneman's relocation to Houston, Texas (see note 11).
(13) Includes $176,000 signing bonus.
(14) All of the options granted to Mr. McLean in 1994 were repriced in 1995 from $10.6875 to $8.00 per share. In addition, Mr. McLean was awarded an option in 1995 to purchase an additional 50,000 shares at a price of $8.00 per share.
                           OPTION GRANTS DURING 1996

                                                                              POTENTIAL
                                                                             REALIZABLE
                                                                          VALUE AT ASSUMED
                                                                           ANNUAL RATES OF
                                                                             STOCK PRICE
                                                                          APPRECIATION FOR
                                        INDIVIDUAL GRANTS                    OPTION TERM
                         ----------------------------------------------- -------------------
                         NUMBER OF   PERCENTAGE OF
                         SECURITIES      TOTAL
                         UNDERLYING OPTIONS GRANTED EXERCISE
                          OPTIONS   TO EMPLOYEES IN   PRICE   EXPIRATION
          NAME           GRANTED(1)   FISCAL YEAR   ($/SHARE)    DATE       5%       10%
          ----           ---------- --------------- --------- ---------- -------- ----------
Gordon M. Bethune.......  150,000         4.6%       $23.00    02/01/01  $953,171 $2,106,260
                           70,000         2.2         29.69    04/19/01   574,148  1,268,716
Gregory D. Brenneman....   90,000         2.8         23.00    02/01/01   571,903  1,263,756
                           64,000         2.0         29.69    04/19/01   524,935  1,159,969
Lawrence W. Kellner.....   50,000         1.5         23.00    02/01/01   317,724    702,087
                           20,000          .6         29.69    04/19/01   164,042    362,490
C.D. McLean.............   50,000         1.5         23.00    02/01/01   317,724    702,087
                           20,000          .6         29.69    04/19/01   164,042    362,490
Jeffery A. Smisek.......   50,000         1.5         23.00    02/01/01   317,724    702,087
                           20,000          .6         29.69    04/19/01   164,042    362,490

--------
(1) The options with an exercise price of $23.00 per share vest in annual one-third increments commencing February 1, 1997, and the options with an exercise price of $29.69 per share vest in annual one-third increments commencing April 19, 1997.

        AGGREGATED OPTION EXERCISES IN 1996 AND YEAR-END OPTION VALUES

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED   VALUE OF UNEXERCISED IN-
                                                     OPTIONS AT FISCAL YEAR-    THE-MONEY OPTIONS AT
                                                               END                 FISCAL YEAR-END
                         SHARES ACQUIRED   VALUE    ------------------------- -------------------------
          NAME             ON EXERCISE    REALIZED  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           --------------- ---------- ----------- ------------- ----------- -------------
Gordon M. Bethune ......     275,000     $5,559,875     -0-        495,000       $-0-      $6,870,313
Gregory D. Brenneman ...     275,000      5,045,813     -0-        429,000        -0-       6,041,250
Lawrence W. Kellner ....      75,000      1,329,275     -0-        145,000        -0-       1,734,375
C.D. McLean ............      75,000      1,406,163     -0-        145,000        -0-       1,781,250
Jeffery A. Smisek ......      75,000      1,649,963     -0-        145,000        -0-       1,950,000

EMPLOYMENT AGREEMENTS

  Continental has entered into an employment agreement with Mr. Bethune relating to his service as an officer of the Company. The agreement provides for an annual base salary of not less than $550,000, participation in any Company cash bonus program at the maximum level available to any executive, a supplemental executive retirement plan, flight benefits, and certain other matters. Pursuant to the supplemental executive retirement plan, Mr. Bethune receives a base retirement benefit in the form of an annual straight life annuity in an amount equal to the product of (1) 1.6% times (2) the number of his credited years of service times (3) his final average compensation. The agreement may be terminated at any time by either party, with or without cause. The agreement is in effect until June 6, 1999 and is automatically extended for an additional three-year period on each successive third anniversary of such date, unless earlier terminated. If Mr. Bethune's employment is terminated (A) because the Company elects to permit his employment agreement to expire, (B) by the Company for reasons other than death, incapacity, cause or material breach of the agreement, or (C) by Mr. Bethune due to certain specified reasons, including a material diminution in responsibility, or for any reason following a Change in Control (as defined in the Company's 1994 Incentive Equity Plan, as amended) then the Company shall
(i) cause all options and shares of restricted stock awarded to Mr. Bethune to vest immediately upon such termination, (ii) make a lump-sum cash severance payment to Mr. Bethune (calculated as described below), (iii) provide Mr. Bethune with out-placement services and (iv) provide Mr. Bethune and his eligible dependents with certain insurance benefits. In addition, following his termination of employment by the Company for any reason, or if Mr. Bethune elects to terminate his employment for any reason, benefits under the supplemental executive retirement plan will continue to be payable, and Mr. Bethune will be provided flight benefits substantially identical to those currently provided to non-employee directors. The severance payment referred to above is equal to three times the sum of (a) Mr. Bethune's then current annual base salary (of not less than $550,000) and (b) a deemed annual bonus equal to the Bonus Percentage (defined below) of such salary. The "Bonus Percentage" is equal to the annual percentage of base salary (i.e., 0% to 125%) paid or payable under the Company's Executive Bonus Program with respect to the most recently ended fiscal year prior to the executive's termination of employment. Additionally, the Company is required to maintain life insurance on his behalf in an amount equal to the severance payment described above. Mr. Bethune is indemnified by the Company for his tax obligations with respect to payments under the agreement or otherwise to the extent that such payments are subject to an excise or other special additional tax that would not have been imposed absent such payments.

  Continental has entered into an employment agreement with Mr. Brenneman relating to his service as an officer of the Company. The agreement provides for an annual base salary of not less than $525,000, participation in any Company cash bonus program at the maximum level available to any executive, flight benefits, and certain other matters. The agreement may be terminated at any time by either party, with or without cause. The agreement is in effect until June 6, 1999 and is automatically extended for an additional three-year period on each successive third anniversary of such date. If Mr. Brenneman's employment is terminated (A) because the Company elects to permit his employment agreement to expire, (B) by the Company for reasons other than death, incapacity, cause or material breach of the agreement, or (C) by Mr. Brenneman due to certain specified reasons, including a material diminution in responsibility, or for any reason following a Change in Control (as defined in the Company's 1994 Incentive Equity Plan, as amended) then the Company shall
(i) cause all options and shares of restricted stock awarded to Mr. Brenneman to vest immediately upon such termination, (ii) make a lump-sum cash severance payment to Mr. Brenneman (calculated as described below), (iii) provide Mr. Brenneman with out-placement services and (iv) provide Mr. Brenneman and his eligible dependents with certain insurance benefits. In addition, following his termination of employment by the Company for any reason, or if Mr. Brenneman elects to terminate his employment for any reason, he will be provided with flight benefits substantially identical to those currently provided to non-employee directors. The severance payment is equal to three times the sum of (a) Mr. Brenneman's then current annual base salary (of not less than $525,000) and (b) a deemed annual bonus equal to the Bonus Percentage of such salary. Additionally, the Company is required to maintain life insurance on his behalf in an amount equal to the severance payment described above. Mr. Brenneman is indemnified by the Company for his tax obligations with respect to payments under the agreement or otherwise to the extent that such payments are subject to an excise or other special additional tax that would not have been imposed absent such payments.

  Continental has entered into an employment agreement with each of Messrs. Kellner, McLean and Smisek, which agreements contain substantially identical terms and provide for an annual base salary of not less than $350,000, $300,000 and $300,000, respectively, participation in any Company cash bonus program at the maximum level available to any executive, flight benefits, and certain other matters. Each of the agreements may be terminated at any time by either party, with or without cause. Each agreement is for a four-year term of employment ending in June 1999. If the applicable executive's employment is terminated
(A) by the Company for reasons other than death, incapacity, cause or material breach of the agreement, or (B) by the executive for certain specified reasons, including a material diminution in responsibility, then the Company shall (i) make a lump-sum cash severance payment to the executive (calculated as described below), (ii) provide the executive with out-placement services, and (iii) provide the executive and his eligible dependents with certain insurance benefits. In addition, following any such termination (or expiration of the agreement), or if the executive elects to terminate his employment for any reason, each agreement provides the executive with flight benefits substantially identical to those currently provided to non-employee directors. The severance payment referenced above is equal to the product of (A) the sum of (1) the executive's then current annual base salary and (2) a deemed annual bonus equal to the Bonus Percentage of such salary, multiplied by (B) a fraction, the numerator of which is the number of months in the severance period (described below) and the denominator of which is 12. If the executive's employment is terminated within two years after a Change in Control (as defined in the Company's 1994 Incentive Equity Plan, as amended) the severance period means the period commencing on the date of termination and continuing for 36 months. If the executive's employment is terminated prior to a Change in Control or after the date which is two years after a Change in Control, the severance period means the period commencing on the date of termination and continuing for 24 months. Each of the executives is indemnified by the Company for his tax obligations with respect to payments under his agreement or otherwise to the extent that such payments are subject to an excise or other special additional tax that would not have been imposed absent such payments. See also "Certain Transactions" regarding certain employment agreement amendments during 1996.

RETIREMENT PLAN

  The Continental Airlines, Inc. Retirement Plan (the "Retirement Plan"), adopted in 1988, is a noncontributory, defined benefit pension plan. Substantially all employees of Continental and certain designated affiliates are eligible to participate in the Retirement Plan.

  The following table represents the estimated annual benefits payable in the form of a single life annuity to participants in specified service and compensation categories under the Retirement Plan. Under the Retirement Plan, final average compensation means the average of the participant's highest five consecutive years of compensation during the last ten calendar years with Continental and its affiliates. Final average compensation includes regular pay and shift differential, but excludes bonuses, overtime, severance pay, incentive and other special forms of pay. Regulations under the Internal Revenue Code of 1986, as amended (the "Code"), previously limited compensation covered by the Retirement Plan to $235,840 and since December 1994 have limited such compensation to $150,000.

                              PENSION PLAN TABLE

                                               YEARS OF SERVICE
                               ------------------------------------------------
FINAL AVERAGE COMPENSATION        5      10      15      20      25       30
--------------------------     ------- ------- ------- ------- ------- --------
$100,000...................... $ 7,624 $15,240 $22,856 $30,471 $38,091 $ 45,700
$125,000......................   9,676  19,342  29,007  38,672  48,343   58,000
$150,000......................  11,728  23,443  35,158  46,874  58,595   70,300
$175,000......................  12,966  26,731  40,496  54,261  68,026   81,798
$200,000......................  14,197  30,012  45,827  61,641  77,456   93,279
$225,000......................  15,429  33,293  51,157  69,022  86,886  104,760

  The estimated credited years of service for Messrs. Bethune, Brenneman, Kellner, McLean and Smisek are three years, two years, two years, three years and two years, respectively. In addition, Mr. Bethune's employment agreement provides for certain supplemental retirement benefits, which benefits will be offset by amounts received under the Retirement Plan. See "Employment Agreements," above. Under the Retirement Plan, a retired participant's annual benefit commencing at or after the normal retirement age of 65 (60 for pilots) is equal to 1.19% of the participant's final average compensation plus 0.45% of the participant's final average compensation in excess of the average Social Security wage base, multiplied by the participant's years of participation up to a maximum of 30 years.

PERFORMANCE GRAPH

  The following graph compares the cumulative total return on the Class B common stock (the more widely traded of the Company's common stocks) with the cumulative total returns (assuming reinvestment of dividends) on the Standard & Poor's Airline Index and the Standard & Poor's 500 Stock Index as if $100 were invested in the Class B common stock and each such index on July 14, 1993, the date on which the Company's common stock began trading on the New York Stock Exchange on a "when-issued" basis.




                              [GRAPH APPEARS HERE]

                                     7/14/93 12/31/93 12/30/94 12/29/95 12/31/96
                                     ------- -------- -------- -------- --------
Continental Airlines................ $100.00 $ 79.61  $ 35.92  $168.93  $219.42
S&P Airline Index...................  100.00  108.56    75.75   110.63   121.28
S&P 500 Index.......................  100.00  104.97   106.35   146.32   179.92

EXECUTIVE COMPENSATION REPORT OF THE HUMAN RESOURCES COMMITTEE

To the Stockholders of Continental Airlines, Inc.:

  This report to the stockholders is submitted by the Human Resources Committee of the Board of Directors of Continental Airlines, Inc. (the "Committee").

 General Compensation Strategy

  In its previous reports to stockholders, the Committee explained the process it used to develop its compensation strategy and the nature of that strategy. In 1996, the Committee continued and refined its compensation strategy, which is to:

  . Develop an appropriate linkage between compensation levels and the creation of stockholder value

  . Provide that the total compensation program will be able to attract, motivate and retain employees of outstanding talent

  . Achieve competitiveness of total compensation

  . Focus on variable pay to provide incentive to improve performance

  In considering appropriate executive compensation levels for 1996, the Committee applied these factors to available marketplace compensation data for U.S. airlines of comparable size, including industry peer airlines shown in the performance graph. The elements of compensation included in the competitive analysis were base salaries, annual incentives and long-term incentives.

  In 1996, the Committee generally enhanced executive base salaries to further the competitiveness of total compensation. Since the Company's executives had successfully managed the operational and financial turnaround of the Company, they became more subject to attractive competing offers from other employers. As a result, the Committee believed it was appropriate to increase executives' base pay, while providing incentive compensation structures to further the Company's financial progress. Executives may significantly increase their pay through the Company's incentive programs. In 1996, these incentive programs included stock options and a management bonus plan. Non-executive base pay was also increased for many classes of employees, and further incentives were effected through the Company's broad-based profit sharing and on-time arrival bonuses.

  In conducting the programs applicable to executives, the Committee considered the effects of Section 162(m) of the Code, which denies publicly held companies a tax deduction for annual compensation in excess of one million dollars paid to their chief executive officer or any of their four other most highly compensated executive officers who are employed on the last day of a given year, unless their compensation is based on performance criteria that are established by a committee of outside directors and approved, as to their material terms, by such company's stockholders. Stock options under the 1994 Incentive Equity Plan, as well as those proposed to be authorized under the 1997 Stock Incentive Plan, and incentive compensation received under the Company's Executive Bonus Program, are designed to qualify as performance-based compensation under Section 162(m), and the Committee believes that these items should be excluded from the limitation on deductibility. However, other awards, such as restricted stock grants, do not so qualify and are subject to the limitation on deductibility. Although certain amounts recorded as compensation by the Company to certain of the most highly compensated officers of the Company with respect to 1996 were limited by Section 162(m), such limitation did not result in the payment of increased taxes by the Company in 1996 due to the Company's significant net operating loss carryforwards.

  Base Salaries. As noted above, the Company raised executive salary levels in 1996 to be more closely competitive to their peers in the industry. As the Company's financial and operational turnaround was successfully executed and the Company began to more closely resemble other of its major competitors, the Committee believed it was necessary to provide more competitive base salaries in order to retain and attract highly talented executives. The specific competitive markets considered depend on the nature and level of the positions in question and the labor markets from which qualified individuals are recruited. Base salary levels are also dependent on the performance of each individual employee over time. Thus, employees who sustain higher levels of performance over time will have correspondingly higher salaries. Salary adjustments are based on general levels of market increases in salaries, individual performance, overall financial results, and changes in job duties and responsibilities. All base salary increases are based on a philosophy of pay-for-performance.

  Incentive Compensation. The Committee believes that appropriate base salaries must be coupled with incentive compensation that not only attracts and retains qualified employees, but rewards them for increased performance. Ownership by management and other employees of the Company's common stock is one of the best incentives to align employees' interests with those of stockholders and to enhance performance. The Company maintained an employee stock purchase plan open to substantially all employees of the Company from 1994 through 1996, and is proposing that stockholders approve the Company's 1997 Employee Stock Purchase Plan at the Meeting. The Company also maintains the 1994 Incentive Equity Plan and is proposing that stockholders approve the Company's 1997 Stock Incentive Plan. Each of these plans is designed to encourage employees, including the Company's executive officers and key employees, to identify their interests with those of stockholders and enhance the Company's performance. In addition, the Company maintains a profit sharing plan, under which 15% of the Company's pre-tax earnings (before unusual or nonrecurring items) is distributed to substantially all non-management employees of the Company (other than employees whose collective bargaining agreement provides otherwise) each year on a pro rata basis according to base salary. Based on 1996 earnings, the Company distributed approximately $68 million in profit sharing payments to its employees in February 1997. Finally, the Company maintains a management bonus program and a non-management on-time performance bonus to focus employees on common goals and to encourage them to work together to achieve profitability. The Committee believes that these incentives played a significant part in the Company's continuing operational improvement and its record financial performance in 1996.

 1996 Executive Compensation

  Base Salaries. As described above, and based on the Company's operational and financial performance in 1995 and 1996, four of the executive officers named above in the Summary Compensation Table received base salary increases in 1996. In 1995, the Committee had not generally increased the salaries of its five most highly compensated officers, notwithstanding the Company's turnaround, preferring to await full year results. Certain other executive officers received salary increases during 1995 in accordance with the criteria set forth above under "Base Salaries."In late 1996, the Committee determined to review all future executive officer salaries annually at the first meeting of the Committee each year.

  Stock Incentives. Consistent with its compensation strategy, the Company awarded stock options to executive officers and key employees during 1996. Options granted to the five most highly compensated officers, as well as stock option exercises by those individuals, are described in the Summary Compensation and other tables included above. Options granted during 1996 bear five-year terms and vest ratably over three years. In addition to stock options, the Company awarded 20,000 restricted shares of Class B common stock to a new executive officer in 1996. These shares are scheduled to vest over a two-year period.

  Other Plans. In 1996, the Committee adopted the Executive Bonus Program, which makes the Company's executive officers and certain additional officers nominated by the Chief Executive Officer and approved by the Committee eligible to receive on a fiscal quarterly basis a cash bonus of up to 125% of their salary for such quarter based on the Company's cumulative net income earned through such quarter as compared to the cumulative net income targeted through such quarter in the Company's annual financial plan approved by the Board. The stockholders approved the plan, which became effective in the second quarter of 1996, to ensure that amounts received thereunder by the Chief Executive Officer and the other four most highly compensated executive officers would be eligible for deduction by the Company under Section 162(m) of the Code. For the first quarter of 1996, participants in the Executive Bonus Program had participated in a special cash bonus program that paid quarterly cash bonuses similarly to those contained in the Executive Bonus Program. The Company maintained a separate annual bonus program for other managers throughout 1996.

 1996 CEO Compensation

  In early 1996, the Committee increased Mr. Bethune's salary from $550,000 to $600,000 in light of the record financial and operating results achieved by the Company in 1995 and the well developed financial and operating plan prepared for 1996. The Committee believed that the increased salary, coupled with the Executive Bonus Program, would appropriately incentivize Mr. Bethune for 1996. In addition, in February 1996, the Committee awarded Mr. Bethune a stock option to purchase 150,000 shares of Class B common stock. In connection with certain amendments to the Company's 1994 Incentive Equity Plan approved by stockholders at the 1996 annual meeting and a waiver by Mr. Bethune of certain rights under his outstanding stock options, Mr. Bethune (along with substantially all other optionees) was granted an option equal to 10% of the amount of the options previously granted to him.

                                          Respectfully submitted,

                                          Human Resources Committee

                                          Richard W. Pogue, Chairman
                                          Thomas J. Barrack, Jr.
                                          George G.C. Parker
                                          Charles A. Yamarone

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Company's executive compensation programs are administered by the Human Resources Committee of the Board of Directors. The committee is currently composed of four independent, non-employee directors, and no member of the committee has been an officer or employee of the Company or any of its subsidiaries. Karen Hastie Williams, who chaired the Human Resources Committee during the first half of 1996, is a Partner of Crowell & Moring, a law firm that has provided services to the Company and its subsidiaries for many years. The Company's fee arrangement with Crowell & Moring is negotiated on the same basis as the Company's arrangements with its other outside legal counsel and is subject to the same terms and conditions. The fees paid by the Company to Crowell & Moring are comparable to those it pays to other law firms for similar services.

CERTAIN TRANSACTIONS

  Until its divestment of the Company's shares in January 1997, Air Canada owned in excess of five percent of the Company's Class B common stock. In connection with Air Canada's investment in the Company, Air Canada, Air Partners and the Company agreed to identify and pursue opportunities to achieve cost savings, revenue enhancement or other synergies from areas of joint operation between the Company and Air Canada. The Company and Air Canada entered into a series of synergy agreements, primarily in the areas of aircraft maintenance and commercial and marketing alliances (including agreements regarding coordination of connecting flights). The Company believes that the synergy agreements allocate potential benefits to the Company and Air Canada in a manner that is equitable and commercially reasonable, and contain terms at least as favorable to the Company as could be obtained from unrelated parties. As a result of these agreements, during 1996 Continental paid Air Canada $16 million, and Air Canada paid Continental $17 million, primarily relating to aircraft maintenance.

  In May 1996, Air Canada converted all of its 3,322,112 shares of Class A common stock into Class B common stock (pursuant to certain rights granted to it under the Company's Charter) and sold, on the open market, 4,400,000 shares of the Company's Class B common stock pursuant to a registered secondary offering. In connection with such sale by Air Canada and certain investors in Air Partners, certain costs of the offering were paid by the Company pursuant to a Stockholders' Agreement, as amended, among the Company, Air Partners and Air Canada. Such costs approximated $350,000.

  On November 21, 1996, Air Partners exercised its right to sell to the Company, and the Company subsequently purchased, for $50 million, warrants to purchase 2,614,379 shares of Class B common stock (representing a portion of the total warrants held by Air Partners) pursuant to an agreement entered into earlier in 1996 with the Company.

  In connection with Air Canada's partial divestiture of the Company's shares in May 1996, issues arose under the change in control provisions of certain of the Company's employment agreements and employee benefit plans. The employment agreements of Messrs. Bethune, Brenneman and the other named executive officers were amended in connection with such transactions to provide a revised change in control definition that the Company believes is appropriate in light of the changes to its equity ownership structure and to extend the terms of such agreements for one year. Each of such persons (together with substantially all employees holding outstanding options) was also granted options (subject to certain conditions) in an amount equal to 10% of the amount of the options previously granted to him, subject to each such person agreeing that the revised change in control definition would be applicable to his employment, option and restricted stock agreements, as applicable. In connection with the amendment of Mr. Bethune's employment and other benefit agreements, the Company made a payment to Mr. Bethune of $1,572,500 and made $115,000 in charitable contributions in Mr. Bethune's name, including to the employee assistance fund of Continental. In connection with the amendment of Mr. Brenneman's employment and other benefit agreements, the Company made a payment to Mr. Brenneman of $776,563 and made $700,000 in charitable contributions in Mr. Brenneman's name, including to the employee assistance fund of Continental. In connection with the amendment of the employment and other benefit agreements of the other named executive officers, such officers were provided enhanced flight benefits.

  In connection with the emergence from bankruptcy in August 1994 of America West Airlines, Inc. ("America West"), Continental acquired approximately 4.1% of the equity interest (1,833,739 shares of common stock) and 17.1% of the voting power (exclusive of warrants to purchase an additional 802,860 shares of common stock) of the reorganized America West. In February 1996, Continental sold approximately 1.4 million shares of America West's common stock, realizing net proceeds of approximately $25 million and recognizing a gain of $13 million in an underwritten public offering. In May 1996, Continental sold all of its 802,860 America West warrants, realizing net proceeds of $7 million and recognizing a gain of $5 million. As of March 21, 1997, Continental held approximately 1.0% of the equity interest and 7.9% of the voting power of America West. Through partnerships that he controls, David Bonderman, a director of the Company, has significant interests in both America West and the Company.

  The Company and America West entered into a series of agreements during 1994 related to code-sharing and ground handling that have created substantial benefits for both airlines. The services provided are considered normal to the daily operations of both airlines. As a result of these agreements, Continental paid America West $15 million and America West paid Continental $22 million in 1996.

  Continental Micronesia, Inc. ("CMI"), a 91%-owned subsidiary of the Company, and United Micronesia Development Association, Inc. ("UMDA"), which is controlled by the estate of Larry Hillblom (see note 2 to table on page 3) and is the minority stockholder of CMI, have a services agreement whereby UMDA is paid a fee of 1.0% of CMI's gross revenue, as defined, with a term through January 1, 2012. During 1996, these fees totaled $6 million. As of December 31, 1996, the Company had a payable of $7 million maturing in 2011 to UMDA. Annual payments of such payable aggregating $1 million per year are applied to reduce the 1.0% fee. In addition, in connection with its $320 million secured term loan financing in July 1996, CMI paid UMDA a dividend of approximately $13 million.

  The Company's Senior Vice President--Human Resources and Labor Relations, Michael H. Campbell, is a partner with the law firm of Ford & Harrison LLP. During the period that Mr. Campbell serves as a full-time employee of Continental, the Company pays Ford & Harrison LLP legal fees of $37,500 per month and provides no cash compensation to Mr. Campbell. The Company awarded Mr. Campbell 20,000 restricted shares of Class B common stock, scheduled to vest in 50% increments in December 1997 and 1998, and an option to purchase 150,000 shares of Class B common stock under the Company's 1994 Incentive Equity Plan, as amended, which option is scheduled to vest in one-third increments in December 1997, 1998 and 1999 and has an exercise price of $25.25 per share (the market value of the Class B common stock on the date of grant). Continental also provides certain housing and flight benefits to Mr. Campbell, while medical and other benefits are provided by Ford & Harrison LLP.

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

  It is the intention of the persons named in the enclosed form of proxy, unless otherwise instructed, to vote duly executed proxies for the election of each nominee for director listed below. Pursuant to the Company's Bylaws, directors will be elected by a plurality of the votes duly cast at the Meeting. If elected, such nominee will hold office until the next annual meeting of stockholders and until his or her respective successor has been duly elected and has qualified. Management does not contemplate that any of the nominees will become unavailable to serve for any reason, but if that should occur before the Meeting, proxies will be voted for another nominee or nominees to be selected by the Board of Directors.

  Air Partners has the limited right, in certain circumstances, to convert its Class A common stock into Class D common stock. No person may hold or own Class D common stock other than Air Partners and certain of its affiliates. The Class D common stock, if issued, would permit Air Partners to elect one-third of the directors to the Company's Board. To date, no shares of Class D common stock have been issued.

  There is no family relationship between any of the nominees for director or between any nominee and any executive officer.

  The following table shows, with respect to each nominee, (i) such person's name and age, (ii) the period for which such person has served as a director of the Company, (iii) all positions and offices with the Company currently held by the nominee and his or her principal occupation and business experience during the last five years, (iv) other directorships held by the nominee and (v) the standing committees of the Board of Directors of which he or she is a member. Each of the nominees is currently a director of the Company.

     NAME, AGE, POSITION
  AND COMMITTEE MEMBERSHIPS         TERM OF OFFICE AND BUSINESS EXPERIENCE
  -------------------------         --------------------------------------
THOMAS J. BARRACK, JR., age 49  Director since August 1994. Chief Executive
 (Human Resources Committee)    Officer of Colony Capital, Inc. and Colony
                                Advisors, Inc. (real estate investments) since
                                1991; Officer of Keystone, Inc. (a private
                                investment firm) (1987-1991); Director of
                                Virgin/MGM Cinemas (U.K.).
LLOYD M. BENTSEN, JR.,  age 76  Director since September 1996. Shareholder of
                                Verner, Liipfert, Bernhard, McPherson and Hand
                                (law firm) since 1995; United States Secretary
                                of the Treasury (1993-1995); Member of the
                                United States Senate (1971-1993); Chairman of
                                the Board of Directors of New Holland N.V.;
                                Director of: American International Group, Inc.;
                                FEMSA; IVAX Corp.; PanEnergy Corp.
GORDON M. BETHUNE, age 55       Director since August 1994. Chairman of the
 Chairman of the Board and      Board and Chief Executive Officer since
 Chief Executive Officer        September 1996. President and Chief Executive
 (Executive Committee,          Officer (November 1994-September 1996);
 Finance and Strategy           President and Chief Operating Officer (February
 Committee)                     1994-November 1994); various positions with The
                                Boeing Company commencing in 1988, including
                                Vice President and General Manager of the
                                Commercial Airplane Group Renton Division, Vice
                                President and General Manager of the Customer
                                Services Division, and Vice President of Airline
                                Logistics Support.

    NAME, AGE, POSITION
 AND COMMITTEE MEMBERSHIPS         TERM OF OFFICE AND BUSINESS EXPERIENCE
 -------------------------         --------------------------------------
DAVID BONDERMAN, age 54       Director since April 1993. Chairman of the Board
 (Executive Committee,        (May 1993-September 1996); Managing Director of
 Finance and Strategy         Air Partners, L.P. since November 1992;
 Committee)                   Principal of Texas Pacific Group (a private
                              investment firm) since 1992; Chief Operating
                              Officer of Keystone, Inc. (a private investment
                              firm) (1983-1992); Director of: Bell & Howell
                              Holdings Company; National Education
                              Corporation; Carr Realty Company; Virgin/MGM
                              Cinemas (U.K.); Beringer Wine Estates; Denbury
                              Resources, Inc.; Ryanair, Ltd.; Washington
                              Mutual, Inc.
GREGORY D. BRENNEMAN, age 35  Director since June 1995. President and Chief
 President and Chief          Operating Officer since September 1996. Chief
 Operating Officer            Operating Officer (May 1995-September 1996);
 (Finance and Strategy        Consultant to the Company (February-April 1995);
 Committee)                   various positions, including Vice President,
                              with Bain & Company, Inc. (consulting firm) for
                              more than five years; Director of Browning-
                              Ferris Industries, Inc.
PATRICK FOLEY, age 65         Director since April 1993. Chairman of the
 (Audit Committee)            Board, President and Chief Executive Officer of
                              DHL Airways, Inc. since 1988; Director of:
                              Foundation Health Corporation; Glenborough
                              Realty Trust, Inc.
DOUGLAS McCORKINDALE, age 57  Director since April 1993. Vice Chairman and
 (Audit Committee)            Chief Financial and Administrative Officer of
                              Gannett Co., Inc. (a nationwide diversified
                              communications company) since 1984; Director of:
                              a group of Prudential Mutual Funds; Frontier
                              Corporation.
GEORGE G.C. PARKER, age 58    Director since June 1996. Associate Dean for
 (Executive Committee,        Academic Affairs and Director of MBA Program
 Finance and Strategy         since 1993; Dean Witter Professor of Finance and
 Committee, Human Resources   Management (since 1996) and Professor of
 Committee)                   Management (1973-1996) at the Graduate School of
                              Business, Stanford University; Director of:
                              California Casualty Group of Insurance
                              Companies; Bailard, Biehl, and Kaiser, Inc.; RCM
                              Equity Funds; H. Warshow & Sons, Inc.; Zurich
                              Reinsurance Centre, Inc.; Community First
                              Banking Group.
RICHARD W. POGUE, age 68      Director since April 1993. Senior Advisor of Dix
 (Human Resources Committee)  & Eaton (a public relations firm) since 1994;
                              Senior Partner (1993-1994) and Managing Partner
                              (1984-1992) of Jones, Day, Reavis & Pogue (law
                              firm); Director of: Derlan Industries, Ltd.;
                              M.A. Hanna Co.; KeyCorp; OHM Corporation;
                              Redland PLC; Rotek Incorporated; TRW Inc.
WILLIAM S. PRICE III, age 40  Director since April 1993. Managing Director of
 (Finance and Strategy        Air Partners, L.P. since November 1992;
 Committee)                   Principal of Texas Pacific Group (a private
                              investment firm) since 1992; Vice President--
                              Strategic Planning and Business Development of
                              GE Capital Corporation (1991-1992); Vice
                              President of Bain & Company, Inc. (consulting
                              firm) (1985-1991); Chairman of the Board of
                              Directors of: Favorite Brands, Inc.; Beringer
                              Wine Estates; Director of Denbury Resources,
                              Inc.

     NAME, AGE, POSITION
  AND COMMITTEE MEMBERSHIPS         TERM OF OFFICE AND BUSINESS EXPERIENCE
  -------------------------         --------------------------------------
DONALD L. STURM, age 65        Director since April 1993. Chairman of the Board
 (Audit Committee)             and Chief Executive Officer of: Community First
                               Bankshares, Inc. (which owns four banks in
                               Colorado) since 1993; Community First Bancorp,
                               Inc. (which owns four banks in Wyoming) since
                               1993; Sturm Investment, Inc. (which owns one
                               bank in Illinois) since 1983; Premier Bancorp,
                               Inc. (which owns one bank in Kansas) since 1996;
                               Continental Can Company, Inc., and various
                               subsidiaries and affiliated corporations (1984-
                               1991); various positions culminating in Vice
                               Chairman of Peter Kiewit Sons, Inc. (1963-1991).
KAREN HASTIE WILLIAMS, age 52  Director since April 1993. Partner of Crowell &
 (Audit Committee)             Moring (law firm) since 1982; Director of:
                               Federal National Mortgage Association; Crestar
                               Financial Corporation; Washington Gas Light
                               Company; SunAmerica, Inc.
CHARLES A. YAMARONE, age 38    Director since January 1995. Executive Vice
 (Human Resources Committee)   President of Libra Investments, Inc. ("Libra")
                               since January 1997; Executive Vice President and
                               Research Director of Libra (July 1994-January
                               1997); Senior Vice President and General Counsel
                               of Libra (1991-1994); Senior Vice President--
                               Legal and Secretary of Columbia Savings (1990-
                               1991); Director of: El Paso Electric Company;
                               LIVE Entertainment, Inc.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE, WHICH IS DESIGNATED AS PROPOSAL NO. 1 ON THE ENCLOSED PROXY.

                                  PROPOSAL 2:
                      APPROVAL OF THE THIRD AMENDMENT TO
                        THE 1994 INCENTIVE EQUITY PLAN

  Subject to the approval of stockholders, the Board of Directors, on the recommendation of the Human Resources Committee, has amended the Company's 1994 Incentive Equity Plan, as amended (the "1994 Plan"). The proposed amendment (the "Third Amendment"), the text of which is attached as Appendix A to this proxy statement, would increase the number of shares subject to stock options granted to the Company's outside directors each year from 3,000 shares of Class B common stock to 5,000 such shares. As described above (see "General Information--Compensation of Directors"), as part of the compensation paid annually to the Company's non-employee directors, on the day following each annual meeting of stockholders non-employee directors have been automatically awarded stock options that bear exercise prices equal to the fair market value of the Class B common stock on such date. The Human Resources Committee of the Board recommended this increase to the Board of Directors, and the Board approved the increase as part of the overall review of the director compensation structure.

  In addition to the foregoing increase, the Third Amendment provides for an automatic grant of an option to purchase 5,000 shares of Class B common stock upon a director's first election to the Board of Directors other than at an annual meeting. The exercise price of such option would equal the fair market value of the Class B common stock on the date of grant. Such amendment will permit the Company to provide the same incentives to join the Board when filling vacancies during the year as exist for potential directors to be elected at an annual meeting. The Company currently has 11 non-employee directors, 10 of whom have been granted an additional

2,000-share stock option and one of whom has been granted an initial-election option to purchase 5,000 shares, in each case subject to stockholder approval of the Third Amendment at the Meeting.

  Subsequent to the adoption of the Third Amendment, the Board of Directors, upon the recommendation of the Human Resources Committee, adopted the 1997 Stock Incentive Plan. See "Proposal 4: Approval of the 1997 Stock Incentive Plan." Since substantially all shares authorized for use under the 1994 Plan have been used in connection with option or restricted stock grants, the Company does not anticipate that grants will be made in the future under the 1994 Plan (including grants of options to non-employee directors), absent forfeitures of outstanding grants which would restore shares for availability under the 1994 Plan. The Company does, however, anticipate making annual grants of options to non-employee directors (and grants when filling vacancies on the board) under the 1997 Stock Incentive Plan substantially identical to the grants under the 1994 Plan (as amended by the Third Amendment) described above. See "Proposal 4: Approval of the 1997 Stock Incentive Plan" and "--New Plan Benefits" at the end of Proposal 4 for an indication of awards under the amended 1994 Plan and the 1997 Stock Incentive Plan.

  In addition to annual non-employee director stock option grants, the 1994 Plan provides for the award of stock options, restricted stock and annual and long-term incentive awards to employees of the Company and its subsidiaries. Approximately 400 employees (substantially all of the Company's management-level employees) are eligible for awards under the 1994 Plan. No annual or long-term incentive awards are currently outstanding under the 1994 Plan, and none are currently contemplated. As of March 21, 1997, approximately 6,000,000 shares of Class B common stock were subject to outstanding employee and non-employee stock options under the 1994 Plan and 173,000 restricted shares were outstanding under the 1994 Plan. The majority of outstanding employee stock options have five-year terms and vest over a three-year period, while non-employee director stock options have ten-year terms and vest on the day following their grant. Outstanding restricted stock grants vest over a two- or three-year period. The 1994 Plan does not permit discounted stock options to be awarded, and all grants have been made with an exercise price equal to the closing price of the Class B common stock on the date of grant. All awards of restricted stock have been made without a purchase price. As of March 21, 1997, the closing price of the Class B common stock was $32.375. The exercise prices of options outstanding under the 1994 Plan range from $3.875 to $31.00.

  The 1994 Plan may be amended by the Board in the future, but may not be so amended without further approval by the stockholders of the Company if such amendment would materially increase the benefits awardable thereunder or the cost to the Company of administering the plan.

  The federal income tax consequences to the Company and participants with respect to stock options and restricted stock awarded under the 1994 Plan are similar to the federal income tax consequences associated with such awards made under the Company's 1997 Stock Incentive Plan. For a summary of such federal income tax consequences, see "Proposal 4: Approval of the 1997 Stock Incentive Plan--United States Federal Income Tax Consequences."

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE THIRD AMENDMENT TO THE 1994 INCENTIVE EQUITY PLAN, AS AMENDED, AS DESCRIBED ABOVE AND AS SET FORTH IN APPENDIX A, WHICH IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY.

                                  PROPOSAL 3:
                                APPROVAL OF THE
                       1997 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

  The Board of Directors adopted the Continental Airlines, Inc. 1997 Employee Stock Purchase Plan (the "Purchase Plan") on November 25, 1996, subject to approval by the stockholders of the Company within 12 months thereafter. The purpose of the Purchase Plan is to provide an incentive to employees of the Company to acquire or increase an ownership interest in the Company through the purchase of shares of Class B common stock.

SUMMARY OF PURCHASE PLAN

  The following general description of certain features of the Purchase Plan is qualified in its entirety by reference to the Purchase Plan, which is attached as Appendix B. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Purchase Plan.

  Shares Available under the Purchase Plan; Adjustments. Subject to adjustment as provided in the Purchase Plan, the number of shares of Class B common stock that may be purchased by participating employees under the Purchase Plan will not in the aggregate exceed 1,750,000 shares, which may be originally issued or reacquired shares, including shares bought on the market or otherwise for purposes of the Purchase Plan. Such number of shares is subject to adjustment in the event of a change in the Class B common stock by reason of a stock dividend or by reason of a subdivision, stock split, reverse stock split, recapitalization, reorganization, combination, reclassification of shares or other similar change. Upon any such event, the maximum number of shares that may be subject to any option, and the number and purchase price of shares subject to options outstanding under the Purchase Plan, will also be adjusted accordingly.

  Eligibility. All employees of the Company and its Participating Companies (currently Continental Express, Inc. and Continental Micronesia, Inc.) as of a Date of Grant (the first day of the Option Period) are eligible to participate in the Purchase Plan; provided, however, that an eligible employee may not participate if such employee would own (directly or indirectly) 5% or more of the total combined voting power of all classes of stock of the Company or a subsidiary, taking into account options to purchase stock and stock that may be purchased under the Purchase Plan. At the present time, no employee of the Company would be prevented from participating by reason of this limitation. Approximately 38,000 employees are eligible to participate in the Purchase Plan.

  Participation. An eligible employee may elect to participate in the Purchase Plan for the six-month period beginning January 1, 1997 and thereafter for any calendar quarter during the period from July 1, 1997 to December 31, 2001, by designating a percentage of such employee's Eligible Compensation to be deducted from compensation for each pay period and paid into the Purchase Plan for such employee's account. The designated percentage may not be less than 1% nor more than 10%. An eligible employee may participate in the Purchase Plan only by means of payroll deduction. No employee will be granted an option under the Purchase Plan that permits such employee's rights to purchase Class B common stock to accrue at a rate that exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for the calendar year in which such option is outstanding. Unless an employee's payroll deductions are withdrawn (as described below), the aggregate payroll deductions credited to the employee's account will be used to purchase shares of Class B common stock at the end of the Option Period. The per share purchase price of the Class B common stock will be 85% of the lesser of the fair market value of the Class B common stock on the Date of Grant or on the Date of Exercise (the last day of the Option Period). For all purposes under the Purchase Plan, the fair market value of a share of Class B common stock on a particular date shall be equal to the closing price of such stock on the New York Stock Exchange on that date as reported by The Wall Street Journal in the New York Stock Exchange Composite Transactions (or, if no shares of Class B common stock have been traded on that date, on the next regular business date on which shares of the Class B common stock are so traded). Payroll deductions will be included in the general funds of the Company, free of any trust or other arrangement and may be used for any corporate purpose. No interest will be paid or credited to any Participant.

  Changes in and Withdrawal of Payroll Deductions. A Participant may elect to decrease, suspend or resume payroll deductions during a relevant Option Period by delivering to the Company a new payroll deduction authorization in the manner specified by the Company. A Participant may withdraw in whole from the Purchase Plan, but not in part, at any time prior to the Date of Exercise relating to a particular Option Period by timely delivering to the Company a notice of withdrawal in the manner specified by the Company. The Company promptly will refund to the Participant the amount of the Participant's payroll deductions under the Purchase Plan that have not been otherwise returned or used upon exercise of options, and thereafter the Participant's payroll deduction authorization and interest in unexercised options under the Purchase Plan will terminate.

  Delivery of Shares; Restrictions on Transfer. As soon as practicable after each Date of Exercise, the Company will deliver to a custodian (currently Harris Trust and Savings Bank) one or more certificates representing (or shall otherwise cause to be credited to the account of such custodian) the total number of whole shares of Class B common stock respecting options exercised on such Date of Exercise in the aggregate (for both whole and fractional shares) of all of the participating eligible employees under the Purchase Plan. Any remaining amount representing a fractional share will not be certificated (or otherwise so credited) and will be carried forward to the next Date of Exercise for certification (or credit) as part of a whole share. Such custodian will keep accurate records of the beneficial interests of each Participant in such shares by means of Participant accounts under the Purchase Plan, and will provide each eligible employee with quarterly or such other periodic statements with respect thereto as the Human Resources Committee may specify. A Participant may not generally transfer or otherwise dispose of the shares for a period of six months from the Date of Exercise. During this six-month period, the Company (or the custodian) will retain custody of the shares.

  Termination of Employment; Leaves of Absence. Except as described below, if the employment of a Participant terminates for any reason, then the Participant's participation in the Purchase Plan ceases and the Company will refund the amount of such Participant's payroll deductions under the Purchase Plan that have not yet been otherwise returned or used upon exercise of options. If the employment of a Participant terminates after June 30, 1997, due to retirement, death or disability, the Participant, or the Participant's personal representative, as applicable, may elect either to (i) withdraw all of the accumulated unused payroll deductions and Class B common stock credited to the Participant's account or (ii) exercise the Participant's option for the purchase of Class B common stock at the end of the Option Period. Any excess cash in such account would be returned to the Participant or such personal representative. If no such election is timely received by the Company, the Participant or personal representative will automatically be deemed to have elected the second alternative.

  During a paid leave of absence approved by the Company and meeting Internal Revenue Service regulations, a Participant's elected payroll deductions will continue. A Participant may not contribute to the Purchase Plan during an unpaid leave of absence. If a Participant takes an unpaid leave of absence that is approved by the Company, meets Internal Revenue Service regulations, and begins within 90 days prior to the last day of an Option Period, then such Participant's payroll deductions for such Option Period that were made prior to such leave may remain in the Purchase Plan and be used to purchase Class B common stock on the Date of Exercise relating to such Option Period. If a Participant takes a leave of absence not described above, then the Participant will be considered to have withdrawn from the Purchase Plan.

  Restriction Upon Assignment of Option. An option granted under the Purchase Plan may not be transferred other than by will or the laws of descent and distribution. Subject to certain limited exceptions, each option is exercisable, during the employee's lifetime, only by the employee to whom granted.

  Administration and Amendments. The Purchase Plan is to be administered by the Human Resources Committee of the Board. In connection with its administration of the Purchase Plan, the Committee is authorized to interpret the Purchase Plan.

  The Purchase Plan may be amended from time to time by the Board or the Human Resources Committee; provided, however, that no change in any option theretofore granted may be made that would impair the rights of a Participant without the consent of such Participant.

  The benefits and amounts to be received by any Participant under the Purchase Plan are not currently determinable. See "Proposal 4: Approval of the 1997 Stock Incentive Plan--New Plan Benefits."

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

  The following is a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the Purchase Plan based on federal income tax laws in effect on January 1, 1997. This summary applies to the Purchase Plan as normally operated and is not intended to provide or supplement tax advice to eligible employees. The summary contains general statements based on current U.S. federal income tax statutes, regulations and currently available interpretations thereof. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of gift, estate and inheritance taxes. The Purchase Plan is not qualified under Section 401(a) of the Code.

  Tax Consequences to Participants. A Participant's payroll deductions to purchase Class B common stock are made on an after-tax basis. There is no tax liability to the Participant when shares of Class B common stock are purchased pursuant to the Purchase Plan. However, the Participant may incur tax liability upon disposition (including by way of gift) of the shares acquired under the Purchase Plan. The Participant's U.S. federal income tax liability will depend on whether the disposition is a qualifying disposition or a disqualifying disposition as described below.

  If a qualifying disposition of the shares is made by the Participant (i.e., a disposition that occurs more than two years after the first day of the Option Period in which the shares were purchased), or in the event of death (whenever occurring) while owning the shares, the Participant will recognize in the year of disposition (or, if earlier, the year of the Participant's death) ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares at the time of disposition (or death) over the Option Price or (ii) 15% of the fair market value of the shares at the Date of Grant (the beginning of the Option Period). Upon the sale of the shares, any amount realized in excess of the ordinary income recognized by the Participant will be taxed to the Participant as a long-term capital gain. If the shares are sold at less than the Option Price, then there will be no ordinary income. Instead, the Participant will have a capital loss equal to the difference between the sales price and the Option Price.

  If a disqualifying disposition of the shares is made (i.e., a disposition (other than by reason of death) within two years after the first day of the Option Period in which the shares were purchased) the Participant generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the Date of Exercise over the Option Price for the shares (even if no gain is realized on the sale or if a gratuitous transfer is made). Any further gain (or loss) realized by the Participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

  Tax Consequences to the Company or Participating Company. The Company, or the Participating Company for which a Participant performs services, will be entitled to a deduction only if the Participant makes a disqualifying disposition of any shares purchased under the Purchase Plan. In such case, the Company or such Participating Company can deduct as a compensation expense the amount that is ordinary income to the Participant provided that, among other things, (i) the amount meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Code, (ii) any applicable withholding obligations are satisfied and (iii) the one million dollar limitation of
Section 162(m) of the Code is not exceeded.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1997 EMPLOYEE STOCK PURCHASE PLAN, AS DESCRIBED ABOVE AND AS SET FORTH IN APPENDIX B, WHICH IS DESIGNATED AS PROPOSAL NO. 3 ON THE ENCLOSED PROXY.

                                  PROPOSAL 4:
                                APPROVAL OF THE
                           1997 STOCK INCENTIVE PLAN

GENERAL

  The Board of Directors adopted the Continental Airlines, Inc. 1997 Stock Incentive Plan (the "Incentive Plan") on February 28, 1997, subject to approval by the stockholders of the Company at the Meeting. The purpose of the Incentive Plan is to enable the Company and its subsidiaries to attract able persons to serve as directors and employees and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its subsidiaries rest, and whose present and potential contributions to the welfare of the Company and its subsidiaries are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its subsidiaries. A further purpose of the Incentive Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its subsidiaries.

SUMMARY OF INCENTIVE PLAN

  The following general description of certain features of the Incentive Plan is qualified in its entirety by reference to the Incentive Plan, which is attached as Appendix C. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Incentive Plan.

  The Incentive Plan provides that the Company may grant the option to purchase shares of Class B common stock or shares of Restricted Stock to certain employees or directors. The terms applicable to these various types of Awards, including those terms that may be established by the Administrator when making or administering particular Awards, are set forth in detail in the Incentive Plan. The Administrator may make Awards under the Incentive Plan until February 28, 2007. The Incentive Plan will remain in effect until all options granted under the Incentive Plan have been satisfied or expired and all shares of Restricted Stock granted under the Incentive Plan have vested or been forfeited.

  Eligibility. Awards may be granted only to persons who, at the time of grant, are directors of the Company or employees of the Company or one of its subsidiaries. Awards may be granted on more than one occasion to the same person and, subject to the limitations set forth in the Incentive Plan, Awards consisting of options may include an Incentive Stock Option or an option that is not an Incentive Stock Option or any combination thereof, and Awards may consist of any combination of options and Restricted Stock. As of March 21, 1997, 11 non-employee directors and approximately 400 employees (substantially all of the Company's management-level employees) were eligible to receive Awards under the Incentive Plan.

  Stock Options. The Administrator may grant options that entitle the recipient to purchase shares of Class B common stock at a price equal to or greater than market value on the date of grant. The market value of a share of Class B common stock was $32.375 on March 21, 1997, which was the closing price of the Class B common stock on the New York Stock Exchange on that date. The option price is payable in full in the manner specified by the Administrator.

  Options granted under the Incentive Plan may be options that are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code or options that are not intended to so qualify. An Incentive Stock Option may only be granted to an individual who is an employee at the time the option is granted. No Incentive Stock Option may be granted to an individual if, at the time the option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code), unless (i) at the time such option is granted the option price is at least 110% of the Market Value per Share of the Class B common stock subject to the option and (ii) such option by its terms is not exercisable after the expiration of five years from the date of grant.

  Each Option Agreement must specify the effect of termination of employment or Board membership, as applicable, on the exercisability of the option. An Option Agreement may provide for the payment of the option price, in whole or in part, by delivery of a number of shares of Class B common stock (plus cash if necessary) having a market value per share equal to such option price. Moreover, an Option Agreement may provide for a "cashless exercise" of the option by establishing procedures satisfactory to the Administrator with respect thereto. The terms and conditions of the respective Option Agreements need not be identical.

  Restricted Stock. A grant of Restricted Stock constitutes an immediate transfer to the recipient of record and beneficial ownership of the shares of Restricted Stock in consideration of the performance of services by the recipient (or other consideration determined by the Administrator). The recipient is entitled immediately to voting and other ownership rights in the shares, subject to restrictions referred to in the Incentive Plan or contained in the related Restricted Stock Agreement. The transfer may be made without additional consideration or in consideration of a payment by the recipient that is less than the market value of the shares on the date of grant. Each grant may, in the discretion of the Administrator, limit the recipient's dividend rights during the period in which the shares are subject to a substantial risk of forfeiture and restrictions on transfer.

  Restricted Stock must be subject, for a period or periods determined by the Administrator at the date of grant, to one or more restrictions, including, without limitation, a restriction that constitutes a "substantial risk of forfeiture" within the meaning of Section 83 of the Code and applicable interpretive authority thereunder. For example, an award could provide that the Restricted Stock would be forfeited if the recipient ceased to serve the Company as an employee during a specified period. In order to enforce these forfeiture provisions, the transferability of Restricted Stock during the period or periods during which such restrictions are to continue will be prohibited or restricted in a manner and to the extent prescribed by the Administrator at the date of grant. The Incentive Plan provides for a shorter period during which the forfeiture provisions are to apply in the event of a Change in Control of the Company.

  Shares Subject to the Incentive Plan. Subject to adjustment as provided in the Incentive Plan, the aggregate number of shares of Class B common stock that may be issued under the Incentive Plan shall not exceed 2,000,000 shares. Shares shall be deemed to have been issued under the Incentive Plan only to the extent actually issued and delivered pursuant to an option or a grant of Restricted Stock. To the extent that an option or a grant of Restricted Stock lapses or the rights of the recipient with respect thereto terminate, any shares of Class B common stock then subject to such option or grant of Restricted Stock will again be available for grant under the Incentive Plan. The maximum number of shares of Class B common stock that (i) may be subject to options granted to any one individual during any calendar year may not exceed 200,000 shares and (ii) may be granted as Restricted Stock may not exceed 100,000 shares (in each case subject to adjustment as provided in the Incentive Plan). The limitation set forth in clause (i) of the preceding sentence shall be applied in a manner which will permit compensation generated in connection with options awarded under the Incentive Plan by the Human Resources Committee to constitute "performance based" compensation for purposes of Section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under
Section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to options that are canceled or repriced.

  Change in Control. As used in the Incentive Plan, the term "Change in Control" means: (a) any person is or becomes the beneficial owner of securities representing the greater of (i) 25% of the combined voting power of the Company's outstanding securities and (ii) the proportion of the combined voting power of the Company's outstanding securities beneficially owned by Air Partners and any person controlling, controlled by or under common control with Air Partners; (b) individuals who constituted the Board as of February 28, 1997 cease for any reason to constitute at least a majority of the Board (unless such individuals' election is approved by a vote of a majority of the incumbent board); (c) any merger, consolidation or other reorganization or similar transaction in which the Company is not the "Controlling Corporation" (as described below); or (d) any sale of all or substantially all of the Company's assets, other than to "Excluded Persons" (as described below). Beneficial ownership as described in clause (a) above does not include beneficial ownership by (1) the Company or any subsidiary of the Company, (2) any employee benefit plan of the Company (with certain exceptions) or (3) Air

Partners or any person controlling, controlled by or under common control with Air Partners (with certain exceptions)(persons referred to in clauses (1) through (3) above are referred to as "Excluded Persons"). The persons in clause (3) of the previous sentence are not deemed to be Excluded Persons if Air Partners ceases to beneficially own at least 25% of the combined voting power of the Company's outstanding securities for 30 consecutive calendar days or if there occurs a "change in the ownership or effective control" (within the meaning of Section 280G of the Code) of Air Partners. For purposes of clause (c) above, the Company will generally be considered the "Controlling Corporation" in any merger, consolidation, reorganization or similar transaction unless either (1) the Company's stockholders immediately prior to such transaction would not, immediately after such transaction, beneficially own securities of the resulting entity that would entitle them to elect a majority of the board of directors of the resulting entity or (2) those persons constituting the Company's board of directors immediately prior to such transaction would not, immediately after such transaction, constitute a majority of the directors of the resulting entity.

  Upon the occurrence of a Change in Control, with respect to each recipient,
(AA) all options granted to such recipient and outstanding at such time shall immediately become exercisable in full, whether or not otherwise exercisable, for a period of thirty (30) calendar days following the occurrence of the Change in Control (but subject, in the case of Incentive Stock Options, to certain limitations) and, except as required by law, all restrictions on the transfer of shares acquired pursuant to such options shall terminate and (BB) all restrictions applicable to such recipient's Restricted Stock shall be deemed to have been satisfied and such Restricted Stock shall vest in full.

  Provision is made for payment under the Incentive Plan of (i) any excise taxes due under Section 4999 of the Code with respect to amounts that are vested and/or payable due to a Change in Control plus (ii) any taxes due on the payment of such excise taxes described in clause (i).

  Transferability. No options (other than Incentive Stock Options) are transferable by the recipient except (i) by will or the laws of descent and distribution, (ii) by a qualified domestic relations order or (iii) with the consent of the Administrator. An Incentive Stock Option is not transferable other than by will or the laws of descent and distribution and may not be exercised during the optionee's lifetime except by the optionee or the optionee's guardian or legal representative.

  At the discretion of the Administrator, a percentage of the aggregate shares of Common Stock obtained from exercise of an option shall not be transferable prior to the earliest to occur of (x) termination of the relevant option term,
(y) the optionee's retirement, death or disability or (z) termination of the Optionee's employment with the Company and its subsidiaries.

  Adjustments. The maximum number of shares that may be issued under the Incentive Plan, as well as the number or type of shares subject to outstanding options and Restricted Stock grants and the applicable option prices per share shall be adjusted appropriately in the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants, and similar transactions or events.

  Administration and Amendments. The Incentive Plan provides that a committee comprised solely of two or more "outside directors" (as defined by Section 162(m) of the Code and applicable interpretive authority thereunder and within the meaning of the term "Non-Employee Director" as defined by Rule 16b-3 under the Exchange Act) serves as the Administrator of Awards under the Incentive Plan with respect to persons subject to Section 16 of the Exchange Act. Until otherwise determined by the Board, the Human Resources Committee serves as such committee under the Incentive Plan. The Chief Executive Officer of the Company serves as Administrator with respect to any person not subject to
Section 16 of the Exchange Act.

  The Board in its discretion may terminate the Incentive Plan at any time with respect to any shares of Class B common stock for which Awards have not yet been granted. The Board has the right to alter or amend the Incentive Plan or any part thereof from time to time; provided that no change in any Award theretofore granted may be made which would impair the rights of the recipient thereof without the consent of such recipient. Without stockholder approval, the Board may not amend the Incentive Plan to (a) increase the maximum aggregate number of shares that may be issued under the Incentive Plan or (b) change the class of individuals eligible to receive Awards under the Incentive Plan.

NEW PLAN BENEFITS

  The following table sets forth as of March 21, 1997 benefits that have been awarded to the specified individuals and groups under the Incentive Plan (except as specified below) subject to the approval of the Incentive Plan by stockholders at the Meeting. Annual benefits that may be awarded under the Incentive Plan in a given year are not known. Approximately 390,000 of the shares subject to options awarded to the officers named in the table were with respect to options granted under the 1994 Plan. The options covering such shares are, in all material respects, the same as options covering shares granted under the Incentive Plan (except that such grants under the 1994 Plan are not subject to stockholder approval). It is not anticipated that any further material awards will be made to employees under the 1994 Plan, and no information is included in the table relating to the 1994 Plan.

  To date, no grants have been made under the Incentive Plan to non-employee directors. However, commencing on the date of the Meeting, options to purchase 5,000 shares of Class B common stock are expected to be awarded to each of the Company's non-employee directors elected at the Meeting if the Incentive Plan is approved by stockholders. For information relating to grants made to the non-employee directors in 1996, including those subject to stockholder approval at the Meeting, see "Proposal 2: Approval of the Third Amendment to 1994 Incentive Equity Plan."

  Finally, no information is included with respect to the Purchase Plan since the shares to be purchased thereunder are subject to the discretion of employees and cannot be calculated.

                      1997 STOCK INCENTIVE PLAN BENEFITS

                                                                       STOCK
                                                                      OPTIONS
                                                                      GRANTED
        NAME AND POSITION                                           2/28/97 (1)
        -----------------                                           -----------
Gordon M. Bethune..................................................   150,000
 Chairman of the Board and Chief Executive Officer
Gregory D. Brenneman...............................................    90,000
 President and Chief Operating Officer
Lawrence W. Kellner................................................    60,000
 Executive Vice President and Chief Financial Officer
C.D. McLean........................................................    60,000
 Executive Vice President--Operations
Jeffery A. Smisek..................................................    60,000
 Executive Vice President, General Counsel and Secretary
All current executive officers, as a group.........................   640,000
All current directors (other than executive officers) as a group...         0
All employees (other than executive officers) as a group...........   967,000

--------
(1) See discussion above. The dollar values of the options set forth in the table will depend upon the future market prices of the Class B common stock and are not currently determinable. It is also not feasible to determine the benefits or amounts that would have been received or allocated if these awards had been in effect during the last completed fiscal year. The options shown have five-year terms, represent the right to purchase Class B common stock at an exercise price of $28.625 per share and vest in 33 1/3% increments on February 28, 1998, 1999 and 2000. Such options are not intended to qualify as Incentive Stock Options. Grants made under the Incentive Plan are subject to stockholder approval of the Incentive Plan. The closing sales price of the Class B common stock was $32.375 per share on March 21, 1997.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

  The following is a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the Incentive Plan based on federal income tax laws in effect on January 1, 1997. This summary applies to the Incentive Plan as normally operated and is not intended to provide or supplement tax advice to eligible employees or directors. The summary contains general statements based on current U.S. federal income tax statutes, regulations and currently available interpretations thereof. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of gift, estate and inheritance taxes.

 Tax Consequences to Recipients

  Non-qualified Stock Options. In general: (i) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (ii) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares if they are nonrestricted on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

  The total number of shares of Class B common stock subject to options granted to any one recipient during any calendar year is limited under the Incentive Plan for the purpose of qualifying any compensation realized upon exercise of such options that are granted by the Human Resources Committee as "performance-based compensation" as defined in Section 162(m) of the Code in order to preserve tax deductions by the Company with respect to any such compensation in excess of one million dollars paid to "Covered Employees" (i.e., the Company's Chief Executive Officer and the four highest compensated officers of the Company or those individuals deemed to be executive officers of the Company (other than the Chief Executive Officer) and who are officers of the Company on the last day of the year in question). Options granted by the Chief Executive Officer will not qualify as "performance-based compensation" and will be subject to the limitation on deductibility under
Section 162(m) of the Code; however, it is not anticipated that the Chief Executive Officer would have the authority to make grants to Covered Employees.

  Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option. However, upon exercise, the difference between the fair market value and the exercise price may be subject to the alternative minimum tax. If shares of Class B common stock are issued to an optionee pursuant to the exercise of an Incentive Stock Option and no disqualifying disposition of the shares is made by the optionee within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss.

  If shares of Class B common stock acquired upon the exercise of Incentive Stock Options are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as a short-term or long-term capital gain (or loss) depending on the holding period.

  As described above with respect to non-qualified stock options, the Incentive Plan has been designed to qualify any ordinary compensation income recognized by optionees with respect to Incentive Stock Options granted by the Human Resources Committee as "performance-based compensation" as defined in
Section 162(m) of the Code.

  Restricted Stock. A recipient of Restricted Stock generally will be subject to tax at ordinary income tax rates on the fair market value of the Restricted Stock reduced by any amount paid by the recipient at such time as the shares are no longer subject either to a risk of forfeiture or restrictions on transfer for purpose of Section 83 of the Code. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends. Awards of Restricted Stock to Covered Employees will not qualify as "performance-based compensation" and the Company will be subject to the limitation on deductibility under Section 162(m) of the Code.

  Special Rules Applicable to Officers and Directors. In limited circumstances where the sale of stock that is received as the result of a grant of an award could subject an officer or director to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer or director may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or director to suit under Section 16(b) of the Exchange Act, but not longer than six months.

 Tax Consequences to the Company or Subsidiary

  Section 162(m) of the Code limits the ability of the Company to deduct compensation paid during a fiscal year to a Covered Employee in excess of one million dollars, unless such compensation is based on performance criteria established by the Committee or meets another exception specified in Section 162(m) of the Code. Certain awards described above will not qualify as "performance-based compensation" or meet any other exception under Section 162(m) of the Code and, therefore, the Company's deductions with respect to such awards will be subject to the limitations imposed by such Section. To the extent a recipient recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the recipient performs services will be entitled to a corresponding deduction provided that, among other things, (i) the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Code and (ii) either the compensation is "performance-based" within the meaning of Section 162(m) of the Code or the one million dollar limitation of Section 162(m) of the Code is not exceeded. No deduction will be available to the Company or any subsidiary for any amount paid under the Incentive Plan with respect to (i) any excise taxes due under
Section 4999 of the Code with respect to amounts that are vested and/or payable due to a Change in Control and (ii) any taxes due on the payment of such excise taxes described in clause (i).

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1997 STOCK INCENTIVE PLAN AS DESCRIBED ABOVE AND AS SET FORTH IN APPENDIX C, WHICH IS DESIGNATED AS PROPOSAL NO. 4 ON THE ENCLOSED PROXY.

                                  PROPOSAL 5:
                          RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

  The firm of Ernst & Young LLP has been the Company's independent auditors since 1993, and the Board of Directors desires to continue to engage the services of this firm for the fiscal year ending December 31, 1997. Accordingly, the Board of Directors, upon the recommendation of the Audit Committee, has reappointed Ernst & Young LLP to audit the financial statements of the Company and its subsidiaries for fiscal 1997 and report thereon. Stockholders are being asked to vote upon the ratification of such appointment. If stockholders do not ratify such appointment, the Audit Committee and Board will reconsider such appointment.

  Representatives of Ernst & Young LLP will be present at the Meeting and will be available to respond to appropriate questions and make a statement should they so desire.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS, WHICH IS DESIGNATED AS PROPOSAL NO. 5 ON THE ENCLOSED PROXY.

                                 OTHER MATTERS

  Management knows of no business to be presented for action at the Meeting other than that described in this proxy statement. If any other matters should properly come before the Meeting calling for a vote of the stockholders, it is the intention of the persons named in the accompanying proxy, unless otherwise directed in such proxy, to vote on such matters in accordance with their best judgment.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Each director, executive officer (and, for a specified period, certain former directors and executive officers) and each holder of greater than ten percent of a class of the Company's equity securities is required to report to the Commission his or her pertinent position or relationship, as well as transactions in such securities, by certain specified dates. A report during 1996 with respect to one transaction was filed after the specified filing date by David Loeser, a former executive officer of the Company.

1998 ANNUAL MEETING

  Any stockholder who desires to present proposals at the 1998 annual meeting of stockholders and to have such proposals set forth in the proxy statement and form of proxy mailed in conjunction with such annual meeting must submit such proposals in writing to the Secretary of the Company not later than December 5, 1997. The Company's Bylaws require that for nominations of persons for election to the Board of Directors of the Company or the proposal of business to be considered by the stockholders at an annual meeting, a stockholder must give timely written notice thereof. To be timely for the 1998 annual meeting of stockholders, such notice must be delivered to the Secretary of the Company at the principal executive offices of the Company not less than 70 days nor more than 90 days prior to May 16, 1998, provided, that if the 1998 annual meeting of stockholders is advanced by more than 20 days, or delayed by more than 70 days, from May 16, 1998, such notice must be delivered not earlier than the ninetieth day prior to the 1998 annual meeting and not later than the close of business on the later of (a) the seventieth day prior to the 1998 annual meeting or (b) the tenth day following the day on which public announcement of the date of the 1998 annual meeting is first made. The stockholder's notice must contain and be accompanied by certain information as specified in the Bylaws. It is recommended that any stockholder desiring to make a nomination or submit a proposal for consideration obtain a copy of the Company's Bylaws, which may be obtained without charge from the Secretary of the Company upon written request addressed to the Secretary at the Company's principal executive offices.

  EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY.

                                          By Order of the Board of Directors,

                                          /S/ JEFFERY A. SMISEK

                                          Jeffery A. Smisek
                                          Secretary

Houston, Texas
April 4, 1997

  THE COMPANY WILL FURNISH TO INTERESTED SECURITY HOLDERS WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996. THE COMPANY WILL FURNISH ANY EXHIBIT TO SUCH REPORT, UPON WRITTEN REQUEST, TO ANY SECURITY HOLDER REQUESTING SUCH REPORT UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY'S FURNISHING SUCH EXHIBIT. REQUESTS FOR COPIES SHOULD BE ADDRESSED TO THE SECRETARY OF THE COMPANY AT THE COMPANY'S HEADQUARTERS: 2929 ALLEN PARKWAY, SUITE 2010, HOUSTON, TEXAS 77019.

                                                                     APPENDIX A

                              THIRD AMENDMENT TO

                          CONTINENTAL AIRLINES, INC.

                          1994 INCENTIVE EQUITY PLAN

  The Board of Directors (the "Board") of Continental Airlines, Inc. (the "Company") adopted the Continental Airlines, Inc. 1994 Incentive Equity Plan, as amended (the "Plan"), on March 4, 1994, subject to approval by the stockholders of the Company, which was obtained at the Company's 1994 Annual Meeting of Stockholders. Subject to applicable provisions of Paragraph 15 of the Plan, the Board retained the right to amend the Plan, which was amended by the First Amendment to Continental Airlines, Inc. 1994 Incentive Equity Plan, approved by the stockholders at the Company's 1995 annual meeting, and by the Second Amendment to Continental Airlines, Inc. 1994 Incentive Equity Plan, approved by the stockholders at the Company's 1996 annual meeting. The Board has determined by resolutions adopted on September 30, 1996 that the Plan be further amended (the "Third Amendment") as follows. Capitalized terms not otherwise defined in this Third Amendment to the Plan have the meanings ascribed thereto in the Plan.

  The Plan is hereby amended as follows:

  1. The first clause of Paragraph 5 of the Plan is hereby amended to read in its entirety as follows:

   "5. OUTSIDE DIRECTOR STOCK OPTIONS. Notwithstanding any other provision of the Plan, (A) each Outside Director shall automatically receive on the day of each annual stockholders meeting (and, if such director is first elected to the Board after September 1, 1996 other than at an annual stockholders meeting, on the later of (i) the date of such director's first election to the Board or (ii) September 30, 1996) a grant of options to purchase 5,000 shares of Common Stock, and (B) each Outside Director who was elected as a director of the Company on June 26, 1996 shall automatically receive, on September 30, 1996 (which shall be the date of grant thereof), a grant of options to purchase 2,000 shares of Common Stock, in each case in accordance with the following provisions:"

  2. Clause (a) of Paragraph 5 of the Plan is hereby amended to read in its entirety as follows:

   "(a) The Committee and Board shall have no discretion with respect to Outside Director Stock Options. Each grant will be made with an Option Price equal to 100% of the Market Value per Share on the date of grant thereof."

                                                                     APPENDIX B

                          CONTINENTAL AIRLINES, INC.

                       1997 EMPLOYEE STOCK PURCHASE PLAN

  1. PURPOSE. The Continental Airlines, Inc. 1997 Employee Stock Purchase Plan (the "Plan") is intended to provide an incentive for employees of Continental Airlines, Inc. (the "Company") and any Participating Company (as defined in paragraph 3) to acquire or increase a proprietary interest in the Company through the purchase of shares of the Company's Class B common stock, par value $.01 per share (the "Stock"). The Plan is intended to qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed in a manner consistent with the requirements of that section of the Code.

  2. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Human Resources Committee (the "Committee") of the Board of Directors of the Company (the "Board"). Subject to the provisions of the Plan, the Committee shall interpret the Plan and all options granted under the Plan, make such rules as it deems necessary for the proper administration of the Plan and make all other determinations necessary or advisable for the administration of the Plan. In addition, the Committee shall correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any option granted under the Plan, in the manner and to the extent that the Committee deems desirable to carry the Plan or any option into effect. The Committee shall, in its sole discretion, make such decisions or determinations and take such actions, and all such decisions, determinations and actions taken or made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive on all parties. The Committee shall not be liable for any decision, determination or action taken in good faith in connection with the administration of the Plan. The Committee shall have the authority to delegate routine day-to-day administration of the Plan to such officers and employees of the Company as the Committee deems appropriate.

  3. PARTICIPATING COMPANIES. The Committee may designate any present or future parent or subsidiary corporation of the Company that is eligible by law to participate in the Plan as a "Participating Company" by written instrument delivered to the designated Participating Company. Such written instrument shall specify the effective date of such designation and shall become, as to such designated Participating Company and persons in its employment, a part of the Plan. The terms of the Plan may be modified as applied to the Participating Company only to the extent permitted under Section 423 of the Code. Transfer of employment among the Company and Participating Companies (and among any other parent or subsidiary corporation of the Company) shall not be considered a termination of employment hereunder. Any Participating Company may, by appropriate action of its Board of Directors, terminate its participation in the Plan. Moreover, the Committee may, in its discretion, terminate a Participating Company's Plan participation at any time.

  4. ELIGIBILITY. Subject to the provisions hereof, all employees of the Company and the Participating Companies who are employed by the Company or any Participating Company as of a Date of Grant (as defined in subparagraph 6(a)) shall be eligible to participate in the Plan; provided, however, that no option shall be granted to an employee if such employee, immediately after the option is granted, owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary corporations (within the meaning of Sections 423(b)(3) and 424(d) of the Code).

  5. STOCK SUBJECT TO THE PLAN. Subject to the provisions of paragraph 12, the aggregate number of shares that may be sold pursuant to options granted under the Plan shall not exceed 1,750,000 shares of the authorized Stock, which shares may be unissued or reacquired shares, including shares bought on the market or otherwise for purposes of the Plan. Should any option granted under the Plan expire or terminate prior to its exercise in full, the shares theretofore subject to such option may again be subject to an option granted under the Plan. Any shares that are not subject to outstanding options upon the termination of the Plan shall cease to be subject to the Plan.

  6. GRANT OF OPTIONS.

  (a) GENERAL STATEMENT; "DATE OF GRANT"; "OPTION PERIOD"; "DATE OF EXERCISE". Following the effective date of the Plan and continuing while the Plan remains in force, the Company shall offer options under the Plan to purchase shares of Stock to all eligible employees who elect to participate in the Plan. Except as otherwise determined by the Committee, these options shall be granted on January 1, 1997, and, thereafter, on the first day of each successive July, October, January and April (each of which dates is herein referred to as a "Date of Grant"). Except as provided in paragraph 12, the term of each option granted on January 1, 1997, shall be for six months, and the term of each option granted thereafter shall be for three months (each of such six-month and three-month periods is herein referred to as an "Option Period"), which shall begin on a Date of Grant and end on the last day of each Option Period (herein referred to as a "Date of Exercise"). Subject to subparagraph 6(e), the number of shares subject to an option for a participant shall be equal to the quotient of (i) the aggregate payroll deductions withheld on behalf of such participant during the Option Period in accordance with subparagraph 6(b), divided by (ii) the Option Price (as defined in subparagraph 7(b)) of the Stock applicable to the Option Period, including fractions; provided, however, that the maximum number of shares that may be subject to any option for a participant may not exceed 2,500 (subject to adjustment as provided in paragraph 12).

  (b) ELECTION TO PARTICIPATE; PAYROLL DEDUCTION AUTHORIZATION. An eligible employee may participate in the Plan only by means of payroll deduction. Except as provided in subparagraph 6(g), each eligible employee who elects to participate in the Plan shall deliver to the Company, within the time period prescribed by the Committee, a written payroll deduction authorization in a form prepared by the Company whereby he gives notice of his election to participate in the Plan as of the next following Date of Grant, and whereby he designates an integral percentage of his Eligible Compensation (as defined in subparagraph 6(d)) to be deducted from his compensation for each pay period and paid into the Plan for his account. The designated percentage may not be less than 1% nor exceed 10%.

  (c) CHANGES IN PAYROLL AUTHORIZATION. A participant may withdraw from the Plan as provided in paragraph 8. In addition, a participant may decrease the percentage rate of his payroll deduction authorization referred to in subparagraph 6(b) or suspend or resume payroll deductions during the relevant Option Period by delivering to the Company a new payroll deduction authorization in a form prepared by the Company. Such decrease, suspension or resumption will be effective as soon as administratively feasible after receipt of the participant's new payroll deduction authorization form.

  (d) "ELIGIBLE COMPENSATION" DEFINED. The term "Eligible Compensation" means regular straight-time earnings or base salary, except that such term shall not include payments for overtime, incentive compensation, bonuses or other special payments.

  (e) $25,000 LIMITATION. No employee shall be granted an option under the Plan which permits his rights to purchase Stock under the Plan and under all other employee stock purchase plans of the Company and its parent and subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time (within the meaning of Section 423(b)(8) of the Code). Any payroll deductions in excess of the amount specified in the foregoing sentence shall be returned to the participant as soon as administratively feasible after the next following Date of Exercise.

  (f) LEAVES OF ABSENCE. During a paid leave of absence approved by the Company and meeting the requirements of Treasury Regulation (S) 1.421-7(h)(2), a participant's elected payroll deductions shall continue. A participant may not contribute to the Plan during an unpaid leave of absence. If a participant takes an unpaid leave of absence that is approved by the Company, meets the requirements of Treasury Regulation (S) 1.421-7(h)(2), and begins within 90 days prior to the last day of an Option Period, then such participant's payroll deductions for such Option Period that were made prior to such leave may remain in the Plan and be used to purchase Stock under the Plan on the Date of Exercise relating to such Option Period. If a participant takes a leave of absence that is not described in the first or third sentence of this subparagraph 6(f), then he shall be considered to have withdrawn from the Plan pursuant to the provisions of paragraph 8 hereof.

  (g) CONTINUING ELECTION. Subject to the limitation set forth in subparagraph 6(e), a participant (i) who has elected to participate in the Plan pursuant to subparagraph 6(b) as of a Date of Grant and (ii) who takes no action to change or revoke such election as of the next following Date of Grant and/or as of any subsequent Date of Grant prior to any such respective Date of Grant shall be deemed to have made the same election, including the same attendant payroll deduction authorization, for such next following and/or subsequent Date(s) of Grant as was in effect immediately prior to such respective Date of Grant. Payroll deductions that are limited by subparagraph 6(e) shall re-commence at the rate provided in such participant's payroll deduction authorization at the beginning of the first Option Period that is scheduled to end in the following calendar year, unless the participant changes the amount of his payroll deduction authorization pursuant to paragraph 6, withdraws from the Plan as provided in paragraph 8 or is terminated from the Plan as provided in paragraph 9.

  7. EXERCISE OF OPTIONS.

  (a) GENERAL STATEMENT. Subject to the limitation set forth in subparagraph 6(e), each participant in the Plan automatically and without any act on his part shall be deemed to have exercised his option on each Date of Exercise to the extent of his unused payroll deductions under the Plan and to the extent the issuance of Stock to such participant upon such exercise is lawful.

  (b) "OPTION PRICE" DEFINED. The term "Option Price" shall mean the per share price of Stock to be paid by each participant on each exercise of his option, which price shall be equal to 85% of the fair market value of the Stock on the Date of Exercise or on the Date of Grant, whichever amount is lesser. For all purposes under the Plan, the fair market value of a share of Stock on a particular date shall be equal to the closing price of the Stock on the New York Stock Exchange, Inc. on that date as reported by The Wall Street Journal in the New York Stock Exchange Composite Transactions (or, if no shares of Stock have been traded on that date, on the next regular business date on which shares of the Stock are so traded).

  (c) DELIVERY OF SHARES; RESTRICTIONS ON TRANSFER. As soon as practicable after each Date of Exercise, the Company shall deliver to a custodian selected by the Committee one or more certificates representing (or shall otherwise cause to be credited to the account of such custodian) the total number of whole shares of Stock respecting options exercised on such Date of Exercise in the aggregate (for both whole and fractional shares) of all of the participating eligible employees hereunder. Any remaining amount representing a fractional share shall not be certificated (or otherwise so credited) and shall be carried forward to the next Date of Exercise for certification (or credit) as part of a whole share. Such custodian shall keep accurate records of the beneficial interests of each participating employee in such shares by means of participant accounts under the Plan, and shall provide each eligible employee with quarterly or such other periodic statements with respect thereto as may be directed by the Committee. If the Company is required to obtain from any U.S. commission or agency authority to issue any such shares, the Company shall seek to obtain such authority. Inability of the Company to obtain from any commission or agency (whether U.S. or foreign) authority which the Company's General Counsel or his designee deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any participant in the Plan except to return to him the amount of his payroll deductions under the Plan which would have otherwise been used upon exercise of the relevant option. Except as hereinafter provided, for a period of six months (or such other period as the Committee may from time to time specify with respect to a particular grant of options) after the Date of Exercise of an option (the "Restriction Period"), the shares of Stock issued in connection with such exercise may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of by the optionee who has purchased such shares; provided, however, that such restriction shall not apply to the transfer, exchange or conversion of such shares of Stock pursuant to a merger, consolidation or other plan of reorganization of the Company, but the stock, securities or other property (other than cash) received upon any such transfer, exchange or conversion shall also become subject to the same transfer restrictions applicable to the original shares of Stock, and shall be held by the custodian, pursuant to the provisions hereof. Upon the expiration of such Restriction Period, the transfer restrictions set forth in this subparagraph 7(c) shall cease to apply and the optionee may, pursuant to procedures established by the Committee and the custodian, direct the sale or distribution of some or all of the whole shares of Stock in his

Company stock account that are not then subject to transfer restrictions and, in the event of a sale, request payment of the net proceeds from such sale. Further, upon the termination of the optionee's employment with the Company and its parent or subsidiary corporations by reason of death, permanent and total disability (within the meaning of Section 22(e)(3) of the Code) or retirement that entitles the optionee to an early or normal retirement benefit under any defined benefit pension plan of the Company or a Participating Company, the transfer restrictions set forth in this subparagraph 7(c) shall cease to apply and the custodian shall, upon the request of such optionee (or as applicable, such optionee's personal representative), deliver to such optionee a certificate issued in his name representing (or otherwise credit to an account of such optionee) the aggregate whole number of shares of Stock in his Company stock account under the Plan. At the time of distribution of such shares, any fractional share in such Company stock account shall be converted to cash based on the fair market value of the Stock on the date of distribution and such cash shall be paid to the optionee. The Committee may cause the Stock issued in connection with the exercise of options under the Plan to bear such legends or other appropriate restrictions, and the Committee may take such other actions, as it deems appropriate in order to reflect the transfer restrictions set forth in this subparagraph 7(c) and to assure compliance with applicable laws.

  8. WITHDRAWAL FROM THE PLAN.

  (a) GENERAL STATEMENT. Any participant may withdraw in whole from the Plan at any time prior to the Date of Exercise relating to a particular Option Period. Partial withdrawals shall not be permitted. A participant who wishes to withdraw from the Plan must timely deliver to the Company a notice of withdrawal in a form prepared by the Company. The Company, promptly following the time when the notice of withdrawal is delivered, shall refund to the participant the amount of his payroll deductions under the Plan which have not yet been otherwise returned to him or used upon exercise of options; and thereupon, automatically and without any further act on his part, his payroll deduction authorization and his interest in unexercised options under the Plan shall terminate.

  (b) ELIGIBILITY FOLLOWING WITHDRAWAL. A participant who withdraws from the Plan shall be eligible to participate again in the Plan upon expiration of the Option Period during which he withdrew (provided that he is otherwise eligible to participate in the Plan at such time).

  9. TERMINATION OF EMPLOYMENT.

  (a) GENERAL STATEMENT. Except as provided in subparagraph 9(b), if the employment of a participant terminates for any reason whatsoever, then his participation in the Plan automatically and without any act on his part shall terminate as of the date of the termination of his employment. The Company shall promptly refund to him the amount of his payroll deductions under the Plan which have not yet been otherwise returned to him or used upon exercise of options, and thereupon his interest in unexercised options under the Plan shall terminate.

  (b) TERMINATION BY RETIREMENT, DEATH OR DISABILITY AFTER JUNE 30, 1997. If the employment of a participant terminates after June 30, 1997, due to (i) retirement that entitles the participant to an early or normal retirement benefit under any defined benefit pension plan of the Company or a Participating Company, (ii) death or (iii) permanent and total disability (within the meaning of Section 22(e)(3) of the Code), the participant, or the participant's personal representative, as applicable, will have the right to elect, no later than 10 days prior to the last day of the Option Period during which such retirement, death or disability occurred, either to:

    (1) withdraw all of the accumulated unused payroll deductions and shares of Stock credited to the participant's account under the Plan (whether or not the Restriction Period with respect to such shares has expired); or

    (2) exercise the participant's option for the purchase of Stock on the last day of the Option Period during which termination of employment occurs for the purchase of the number of full shares of Stock which the accumulated payroll deductions at the date of the participant's termination of employment will purchase at the applicable Option Price (subject to subparagraph 6(e)), with any excess cash in such account to be returned to the participant or such personal representative.

The participant or, if applicable, such personal representative, must make such election by giving written notice to the Committee in such manner as the Committee prescribes. In the event that no such written notice of election is timely received by the Committee, the participant or personal representative will automatically be deemed to have elected as set forth in clause (2) above, and promptly after the exercise so described in clause (2) above, all shares of Stock in such participant's account under the Plan will be distributed to the participant or such personal representative.

  10. RESTRICTION UPON ASSIGNMENT OF OPTION. An option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution. Subject to subparagraph 9(b), each option shall be exercisable, during his lifetime, only by the employee to whom granted. The Company shall not recognize and shall be under no duty to recognize any assignment or purported assignment by an employee of his option or of any rights under his option or under the Plan.

  11. NO RIGHTS OF STOCKHOLDER UNTIL EXERCISE OF OPTION. With respect to shares of Stock subject to an option, an optionee shall not be deemed to be a stockholder, and he shall not have any of the rights or privileges of a stockholder, until such option has been exercised. With respect to an individual's Stock held by the custodian pursuant to subparagraph 7(c), the custodian shall, as soon as practicable, pay the individual any cash dividends attributable thereto and shall, in accordance with procedures adopted by the custodian, facilitate the individual's voting rights attributable thereto.

  12. CHANGES IN STOCK; ADJUSTMENTS. Whenever any change is made in the Stock, by reason of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combination, reclassification of shares or other similar change, appropriate action will be taken by the Committee to adjust accordingly the number of shares subject to the Plan, the maximum number of shares that may be subject to any option, and the number and Option Price of shares subject to options outstanding under the Plan.

  If the Company shall not be the surviving corporation in any merger or consolidation (or survives only as a subsidiary of another entity), or if the Company is to be dissolved or liquidated, then, unless a surviving corporation assumes or substitutes new options (within the meaning of Section 424(a) of the Code) for all options then outstanding, (i) the Date of Exercise for all options then outstanding shall be accelerated to a date fixed by the Committee prior to the effective date of such merger or consolidation or such dissolution or liquidation and (ii) upon such effective date any unexercised options shall expire and the Company promptly shall refund to each participant the amount of such participant's payroll deductions under the Plan which have not yet been otherwise returned to him or used upon exercise of options.

  13. USE OF FUNDS; NO INTEREST PAID. All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction, and may be used for any corporate purpose. No interest shall be paid or credited to any participant.

  14. TERM OF THE PLAN. The Plan shall be effective upon the date of its adoption by the Board, provided the Plan is approved by the stockholders of the Company within 12 months thereafter. Notwithstanding any provision in the Plan, no option granted under the Plan shall be exercisable prior to such stockholder approval, and, if the stockholders of the Company do not approve the Plan by the Date of Exercise of the first option granted hereunder, then the Plan shall automatically terminate, no options may be exercised thereunder and the Company promptly shall refund to each participant the amount of such participant's payroll deductions under the Plan; and thereupon, automatically and without any further act on his part, his payroll deduction authorization and his interest in unexercised options under the Plan shall terminate. Except with respect to options then outstanding, if not sooner terminated under the provisions of paragraph 15, the Plan shall terminate upon and no further payroll deductions shall be made and no further options shall be granted after December 31, 2001.

  15. AMENDMENT OR TERMINATION OF THE PLAN. The Board in its discretion may terminate the Plan at any time with respect to any Stock for which options have not theretofore been granted. The Board and the Committee shall each have the right to alter or amend the Plan or any part thereof from time to time; provided, however, that no change in any option theretofore granted may be made that would impair the rights of the optionee without the consent of such optionee.

  16. SECURITIES LAWS. The Company shall not be obligated to issue any Stock pursuant to any option granted under the Plan at any time when the offer, issuance or sale of shares covered by such option has not been registered under the Securities Act of 1933, as amended, or does not comply with such other state, federal or foreign laws, rules or regulations, or the requirements of any stock exchange upon which the Stock may then be listed, as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the requirements of such laws, rules, regulations or requirements available for the offer, issuance and sale of such shares. Further, all Stock acquired pursuant to the Plan shall be subject to the Company's policies concerning compliance with securities laws and regulations, as such policies may be amended from time to time. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall comply with any applicable provisions of Rule 16b-3. As to such persons, this Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required from time to time by Rule 16b-3 to qualify for the maximum exemption from
Section 16 of the Exchange Act with respect to Plan transactions.

  17. NO RESTRICTION ON CORPORATE ACTION. Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action that is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any option granted under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

  18. MISCELLANEOUS PROVISIONS.

  (a) PARENT AND SUBSIDIARY CORPORATIONS. For all purposes of the Plan, a corporation shall be considered to be a parent or subsidiary corporation of the Company only if such corporation is a parent or subsidiary corporation of the Company within the meaning of Sections 424(e) or (f) of the Code.

  (b) NUMBER AND GENDER. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

  (c) HEADINGS. The headings and subheadings in the Plan are included solely for convenience, and if there is any conflict between such headings or subheadings and the text of the Plan, the text shall control.

  (d) NOT A CONTRACT OF EMPLOYMENT; NO ACQUIRED RIGHTS. The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company or any Participating Company and any person or to be consideration for the employment of any person. Participation in the Plan at any given time shall not be deemed to create the right to participate in the Plan, or any other arrangement permitting an employee of the Company or any Participating Company to purchase Stock at a discount, in the future. The rights and obligations under any participant's terms of employment with the Company or any Participating Company shall not be affected by participation in the Plan. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or any Participating Company or to restrict the right of the Company or any Participating Company to discharge any person at any time, nor shall the Plan be deemed to give the Company or any Participating Company the right to require any person to remain in the employ of the Company or such Participating Company or to restrict any person's right to terminate his employment at any time. The Plan shall not afford any participant any additional right to compensation as a result of the termination of such participant's employment for any reason whatsoever.

  (e) COMPLIANCE WITH APPLICABLE LAWS. The Company's obligation to offer, issue, sell or deliver Stock under the Plan is at all times subject to all approvals of and compliance with any governmental authorities

(whether domestic or foreign) required in connection with the authorization, offer, issuance, sale or delivery of Stock as well as all federal, state, local and foreign laws. Without limiting the scope of the preceding sentence, and notwithstanding any other provision in the Plan, the Company shall not be obligated to grant options or to offer, issue, sell or deliver Stock under the Plan to any employee who is a citizen or resident of a jurisdiction the laws of which, for reasons of its public policy, prohibit the Company from taking any such action with respect to such employee.

  (f) SEVERABILITY. If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

  (g) GOVERNING LAW. All provisions of the Plan shall be construed in accordance with the laws of Texas except to the extent preempted by federal law.

                                                                     APPENDIX C

                          CONTINENTAL AIRLINES, INC.

                           1997 STOCK INCENTIVE PLAN

                                  I. PURPOSE

  The purpose of the CONTINENTAL AIRLINES, INC. 1997 STOCK INCENTIVE PLAN is to provide a means through which Continental Airlines, Inc. and its subsidiaries may attract able persons to serve as directors, or to enter the employ of the Company (as defined below) or its subsidiaries, and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its subsidiaries rest, and whose present and potential contributions to the welfare of the Company and its subsidiaries are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its subsidiaries. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its subsidiaries. Accordingly, the Plan provides that the Company may grant to certain employees or directors shares of Restricted Stock, or the option to purchase shares of Common Stock, as hereinafter set forth. Options granted under the Plan may be either Incentive Stock Options or options that do not constitute Incentive Stock Options.

                                II. DEFINITIONS

  The following definitions (including any plural thereof) shall be applicable throughout the Plan unless specifically modified by any Section:

  (a) "ADMINISTRATOR" means (i) in the context of Awards made to, or the administration (or interpretation of any provision) of the Plan as it relates to, any person who is subject to Section 16 of the Exchange Act (including any successor section to the same or similar effect, "Section 16"), the Committee, or (ii) in the context of Awards made to, or the administration (or interpretation of any provision) of the Plan as it relates to, any person who is not subject to Section 16, the Chief Executive Officer of the Company (if the Chief Executive Officer is a Director of the Company).

  (b) "AWARD" means an Option or grant of Restricted Stock.

  (c) "BOARD" means the Board of Directors of the Company.

  (d) "CODE" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations promulgated under such section.

  (e) "COMMITTEE" means a committee of the Board comprised solely of two or more outside Directors (within the meaning of the term "outside directors" as used in section 162(m) of the Code and applicable interpretive authority thereunder and within the meaning of "Non-Employee Director" as defined in Rule 16b-3). Such committee shall be the Human Resources Committee of the Board unless and until the Board designates another committee of the Board to serve as Administrator as described in the Plan.

  (f) "COMMON STOCK" means the Class B common stock, $.01 par value, of the Company, or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Section IX(b).

  (g) "COMPANY" shall mean Continental Airlines, Inc., a Delaware corporation, or any successor thereto.

  (h) "DIRECTOR" means an individual elected to the Board by the stockholders of the Company or by the Board under applicable corporate law who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date.

  (i) "DISABILITY" means any complete and permanent disability as defined in section 22(e)(3) of the Code.

  (j) "EMPLOYEE" means any person (which may include a Director) in an employment relationship with the Company or any parent or subsidiary corporation (as defined in section 424 of the Code).

  (k) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

  (l) "INCENTIVE STOCK OPTION" means an incentive stock option within the meaning of section 422 of the Code.

  (m) "MARKET VALUE PER SHARE" means, as of any specified date, the closing sale price of the Common Stock on that date (or, if there are no sales on that date, the last preceding date on which there was a sale) in the principal securities market in which the Common Stock is then traded. If the Common Stock is not publicly traded at the time a determination of "Market Value per Share" is required to be made hereunder, the determination of such amount shall be made by the Administrator in such manner as it deems appropriate.

  (n) "OPTION" means an option to purchase Common Stock granted under Section VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.

  (o) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee with respect to, and evidencing the grant of, an Option.

  (p) "OPTIONEE" means an employee or Director who has been granted an Option.

  (q) "PLAN" means the Continental Airlines, Inc. 1997 Stock Incentive Plan, as amended from time to time.

  (r) "RESTRICTED STOCK" means shares of Common Stock granted pursuant to
Section VIII of the Plan as to which neither the substantial risk of forfeiture nor the restriction on transfers referred to therein has expired.

  (s) "RESTRICTED STOCK AGREEMENT" means a written agreement between the Company and a recipient of Restricted Stock with respect to, and evidencing the grant of, Restricted Stock.

  (t) "RULE 16B-3" means Rule 16b-3 under the Exchange Act, as such rule may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or similar function.

  (u) "SUBSIDIARY" means any entity (other than the Company) with respect to which the Company, directly or indirectly through one or more other entities, owns equity interests possessing 50 percent or more of the total combined voting power of all equity interests of such entity (excluding voting power that arises only upon the occurrence of one or more specified events).

                 III. EFFECTIVE DATE AND DURATION OF THE PLAN

  The Plan shall become effective upon the date of its adoption by the Board; provided, that the Plan is approved by the stockholders of the Company within twelve months thereafter. Notwithstanding any provision of the Plan or of any Option Agreement or Restricted Stock Agreement, no Option shall be exercisable, and no shares of Restricted Stock shall vest, prior to such stockholder approval. No further Options or Restricted Stock may be granted under the Plan after ten years from the date the Plan is adopted by the Board. The Plan shall remain in effect until all Options granted under the Plan have been satisfied or expired, and all shares of Restricted Stock granted under the Plan have vested or been forfeited.

                              IV. ADMINISTRATION

  (a) ADMINISTRATOR. The Plan shall be administered by the Administrator, so that Awards made to, and the administration (or interpretation of any provision) of the Plan as it relates to, any person who is subject to Section 16, shall be made or effected by the Committee, and Awards made to, and the administration (or interpretation of any provision) of the Plan as it relates to, any person who is not subject to Section 16, shall be made or effected by the Chief Executive Officer of the Company (if the Chief Executive Officer is a Director of the Company).

  (b) POWERS. Subject to the express provisions of the Plan, the Administrator shall have authority, in its discretion, to determine which employees or Directors shall receive an Award, the time or times when such Award shall be granted, whether an Incentive Stock Option or nonqualified Option shall be granted, and the number of shares to be subject to each Award. In making such determinations, the Administrator shall take into account the nature of the services rendered by the respective employees or Directors, their present and potential contribution to the Company's success and such other factors as the Administrator in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Administrator shall also have the power to construe the Plan and the respective agreements executed hereunder, to prescribe rules and regulations relating to the Plan, and to determine the terms, restrictions and provisions of the Option Agreements and the Restricted Stock Agreements, including such terms, restrictions and provisions as shall be requisite in the judgment of the Administrator to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Administrator may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determination of the Administrator on the matters referred to in this Section IV shall be conclusive; provided, however, that in the event of any conflict in any such determination as between the Committee and the Chief Executive Officer of the Company, each acting in capacity as Administrator of the Plan, the determination of the Committee shall be conclusive.

  V. SHARES SUBJECT TO THE PLAN; GRANT OF OPTIONS; GRANT OF RESTRICTED STOCK

  (a) SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided in Section IX(b), the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 2,000,000 shares. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Option or a grant of Restricted Stock. To the extent that an Option or a grant of Restricted Stock lapses or the rights of the recipient with respect thereto terminate, any shares of Common Stock then subject to such Option or grant of Restricted Stock shall again be available for grant under the Plan. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock that (i) may be subject to Options granted to any one individual during any calendar year may not exceed 200,000 shares, and (ii) may be granted as Restricted Stock may not exceed 100,000 shares (in each case subject to adjustment as provided in Section IX(b)). The limitation set forth in clause (i) of the preceding sentence shall be applied in a manner which will permit compensation generated in connection with Options awarded under the Plan by the Committee to constitute "performance based" compensation for purposes of section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options that are canceled or repriced.

  (b) GRANT OF OPTIONS. The Administrator may from time to time grant Options to one or more employees or Directors determined by it to be eligible for participation in the Plan in accordance with the terms of this Plan.

  (c) GRANT OF RESTRICTED STOCK. The Administrator may from time to time grant Restricted Stock to one or more employees or Directors determined by it to be eligible for participation in the Plan in accordance with the terms of this Plan.

  (d) STOCK OFFERED. Subject to the limitations set forth in Section V(a) above, the stock to be offered pursuant to an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan.

                                VI. ELIGIBILITY

  Awards may be granted only to persons who, at the time of grant, are employees or Directors. An Award may be granted on more than one occasion to the same person and, subject to the limitations set forth in the Plan, Awards consisting of Options may include an Incentive Stock Option or an Option that is not an Incentive Stock Option or any combination thereof, and Awards may consist of any combination of Options and Restricted Stock.

                              VII. STOCK OPTIONS

  (a) OPTION PERIOD. The term of each Option shall be as specified by the Administrator at the date of grant.

  (b) LIMITATIONS ON EXERCISE OF OPTION. An Option shall be exercisable in whole or in such installments and at such times as determined by the Administrator at the date of grant.

  (c) SPECIAL LIMITATIONS ON INCENTIVE STOCK OPTIONS. An Incentive Stock Option may be granted only to an individual who is an employee at the time the Option is granted. To the extent that the aggregate Market Value per Share (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Administrator shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an Optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Market Value per Share of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by such Optionee or the Optionee's guardian or legal representative.

  (d) OPTION AGREEMENT. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Administrator from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under section 422 of the Code. Each Option Agreement shall specify the effect of termination of (i) employment, or (ii) membership on the Board, as applicable, on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in whole or in part, by delivery of a number of shares of Common Stock (plus cash if necessary) having a Market Value per Share equal to such option price. Moreover, an Option Agreement may provide for a "cashless exercise" of the Option by establishing procedures satisfactory to the Administrator with respect thereto. The terms and conditions of the respective Option Agreements need not be identical.

  (e) OPTION PRICE AND PAYMENT. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be set forth in the Option Agreement and shall be determined by the Administrator but, subject to adjustment as provided in Section IX(b), such purchase price shall not be less than the Market Value per Share of a share of Common Stock on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Administrator. The purchase price of the Option or portion thereof shall be paid in full in the manner specified by the Administrator. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.

  (f) STOCKHOLDER RIGHTS AND PRIVILEGES. The Optionee shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates representing such Common Stock have been registered in the Optionee's name.

  (g) OPTIONS IN SUBSTITUTION FOR STOCK OPTIONS GRANTED BY OTHER CORPORATIONS. Options may be granted under the Plan from time to time in substitution for stock options held by individuals employed by corporations who become employees as a result of a merger or consolidation or other business combination of the employing corporation with the Company or any subsidiary.

                            VIII. RESTRICTED STOCK

  (a) OWNERSHIP OF RESTRICTED STOCK. Each grant of Restricted Stock will constitute an immediate transfer of record and beneficial ownership of the shares of Restricted Stock to the recipient of the grant in consideration of the performance of services by such recipient (or other consideration determined by the Administrator), entitling the recipient to all voting and other ownership rights, but subject to the restrictions hereinafter referred to or contained in the related Restricted Stock Agreement. Each grant may, in the discretion of the Administrator, limit the recipient's dividend rights during the period in which the shares of Restricted Stock are subject to a substantial risk of forfeiture and restrictions on transfer.

  (b) SUBSTANTIAL RISK OF FORFEITURE AND RESTRICTIONS ON TRANSFER. Each grant of Restricted Stock will provide that (i) the shares covered thereby will be subject, for a period or periods determined by the Administrator at the date of grant, to one or more restrictions, including, without limitation, a restriction that constitutes a "substantial risk of forfeiture" within the meaning of section 83 of the Code and applicable interpretive authority thereunder, and (ii) during such period or periods during which such restrictions are to continue, the transferability of the Restricted Stock subject to such restrictions will be prohibited or restricted in a manner and to the extent prescribed by the Administrator at the date of grant.

  (c) RESTRICTED STOCK HELD IN TRUST. Shares of Common Stock awarded pursuant to a grant of Restricted Stock will be held in trust by the Company for the benefit of the recipient until such time as the applicable restriction on transfer thereof shall have expired or otherwise lapsed, at which time certificates representing such Common Stock will be delivered to the recipient.

  (d) RESTRICTED STOCK AGREEMENT; CONSIDERATION. Each grant of Restricted Stock shall be evidenced by a Restricted Stock Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Administrator from time to time shall approve. The terms and conditions of the respective Restricted Stock Agreements need not be identical. Each grant of Restricted Stock may be made without additional consideration or in consideration of a payment by the recipient that is less than the Market Value per Share on the date of grant, as determined by the Administrator.

          IX. RECAPITALIZATION, REORGANIZATION AND CHANGE IN CONTROL

  (a) NO EFFECT ON RIGHT OR POWER. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company or any subsidiary to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's or any subsidiary's capital structure or its business, any merger or consolidation of the Company or any subsidiary, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any subsidiary or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

  (b) CHANGES IN COMMON STOCK. The provisions of Section V(a) imposing limits on the numbers of shares of Common Stock covered by Awards granted under the Plan, as well as the number or type of shares or other property subject to outstanding Options and Restricted Stock grants and the applicable option prices per share, shall be adjusted appropriately by the Committee in the event of stock dividends, spin offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events.

  (c) CHANGE IN CONTROL. As used in the Plan, the term "Change in Control" shall mean:

    (aa) any person (within the meaning of Section 13(d) or 14(d) under the Exchange Act, including any group (within the meaning of Section 13(d)(3) under the Exchange Act), a "Person") is or becomes the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company (such Person being referred to as an "Acquiring Person") representing the greater of (x) 25% of the combined voting power of the Company's outstanding securities and
  (y) the proportion of the combined voting power of the Company's outstanding securities represented by securities of the Company beneficially owned, directly or indirectly, by Air Partners, L.P. ("Air Partners") and any Person controlling, controlled by or under common control with Air Partners at the time of reference (excluding, for purposes of determining such proportion of the combined voting power under this clause (y), any securities beneficially owned by Air Partners (and any Person controlling, controlled by or under common control with Air Partners) which are deemed beneficially owned by such Acquiring Person); other than beneficial ownership by (i) the Company or any subsidiary of the Company, (ii) any employee benefit plan of the Company or any Person organized, appointed or established pursuant to the terms of any such employee benefit plan (unless such plan or Person is a party to or is utilized in connection with a transaction led by Outside Persons), or (iii) Air Partners or any Person (other than any air carrier that is not the Company and that is currently controlled by or under common control with Air Partners, or a holding company or subsidiary of any such air carrier) controlling, controlled by or under common control with Air Partners (Persons referred to in clauses (i) through (iii) hereof are hereinafter referred to as "Excluded Persons"); or

    (bb) individuals who constituted the Board as of February 28, 1997 (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to February 28, 1997 whose appointment to fill a vacancy or to fill a new Board position or whose nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board or who was nominated for election by Excluded Persons shall be considered as though such individual were a member of the Incumbent Board; or

    (cc) the Company merges with or consolidates into or engages in a reorganization or similar transaction with another entity pursuant to a transaction in which the Company is not the "Controlling Corporation"; or

    (dd) the Company sells or otherwise disposes of all or substantially all of its assets, other than to Excluded Persons.

  For purposes of clause (aa) above, if at any time there exist securities of different classes entitled to vote separately in the election of directors, the calculation of the proportion of the voting power held by a beneficial owner of the Company's securities shall be determined as follows: first, the proportion of the voting power represented by securities held by such beneficial owner of each separate class or group of classes voting separately in the election of directors shall be determined, provided that securities representing more than 50% of the voting power of securities of any such class or group of classes shall be deemed to represent 100% of such voting power; second, such proportion shall then be multiplied by a fraction, the numerator of which is the number of directors which such class or classes is entitled to elect and the denominator of which is the total number of directors elected to membership on the Board at the time; and third, the product obtained for each such separate class or group of classes shall be added together, which sum shall be the proportion of the combined voting power of the Company's outstanding securities held by such beneficial owner.

  For purposes of clause (aa) above, the term "Outside Persons" means any Persons other than Persons described in clauses (aa)(i) or (iii) above (as to Persons described in clause (aa)(iii) above, while they are Excluded Persons) or members of senior management of the Company in office immediately prior to the time the Acquiring Person acquires the beneficial ownership described in clause (aa).

  For purposes of clause (cc) above, the Company shall be considered to be the Controlling Corporation in any merger, consolidation, reorganization or similar transaction unless either (1) the shareholders of the Company immediately prior to the consummation of the transaction (the "Old Shareholders") would not, immediately after such consummation, beneficially own, directly or indirectly, securities of the resulting entity entitled to elect a majority of the members of the Board of Directors or other governing body of the resulting entity or (2) those persons who were directors of the Company immediately prior to the consummation of the proposed transaction would not, immediately after such consummation, constitute a majority of the directors of the resulting entity, provided that (I) there shall be excluded from the determination of the voting power of the Old Shareholders securities in the resulting entity beneficially owned, directly or indirectly, by the other party to the transaction and any such securities beneficially owned, directly or indirectly, by any Person acting in concert with the other party to the transaction (unless such other party or such Person is Air Partners, if Air Partners has not ceased to be an Excluded Person), (II) there shall be excluded from the determination of the voting power of the Old Shareholders securities in the resulting entity acquired in any such transaction other than as a result of the beneficial ownership of Company securities prior to the transaction and (III) persons who are directors of the resulting entity shall be deemed not to have been directors of the Company immediately prior to the consummation of the transaction if they were elected as directors of the Company within 90 days prior to the consummation of the transaction.

  The exclusion described in clause (aa)(iii) above shall cease to have any force or effect (and the Persons described therein shall cease to be Excluded Persons) if (A) Air Partners ceases to be, for a period of thirty consecutive calendar days, the beneficial owner, directly or indirectly, of securities of the Company representing at least 25% of the combined voting power of the Company's outstanding securities or (B) there occurs a "change in the ownership or effective control" (within the meaning of section 280G of the Code) of Air Partners.

  Upon the occurrence of a Change in Control, with respect to each recipient of an Award hereunder, (AA) all Options granted to such recipient and outstanding at such time shall immediately become exercisable in full, whether or not otherwise exercisable, for a period of thirty (30) calendar days following the occurrence of the Change in Control (but subject, however, in the case of Incentive Stock Options, to the aggregate fair market value, determined as of the date the Incentive Stock Options are granted, of the stock with respect to which Incentive Stock Options are exercisable for the first time by such recipient during any calendar year not exceeding $100,000) and, except as required by law, all restrictions on the transfer of shares acquired pursuant to such Options shall terminate and (BB) all restrictions applicable to such recipient's Restricted Stock shall be deemed to have been satisfied and such Restricted Stock shall vest in full.

  In addition, if a recipient of an Award hereunder becomes entitled to one or more payments (with a "payment" including, without limitation, the vesting of an Award) pursuant to the terms of the Plan (the "Total

Payments"), which are or become subject to the tax imposed by section 4999 of the Code (or any similar tax that may hereafter be imposed) (the "Excise Tax"), the Company or subsidiary for whom the recipient is then performing services shall pay to the recipient an additional amount (the "Gross-Up Payment") such that the net amount retained by the recipient, after reduction for any Excise Tax on the Total Payments and any federal, state and local income or employment tax and Excise Tax on the Gross-Up Payment, shall equal the Total Payments. For purposes of determining the amount of the Gross-Up Payment, the recipient shall be deemed (aa) to pay federal income taxes at the highest stated rate of federal income taxation (including surtaxes, if any) for the calendar year in which the Gross-Up Payment is to be made (for 1996, the highest stated rate is 39.6%); and (bb) to pay any applicable state and local income taxes at the highest stated rate of taxation (including surtaxes, if any) for the calendar year in which the Gross-Up Payment is to be made. Any Gross-Up Payment required hereunder shall be made to the recipient at the same time any Total Payment subject to the Excise Tax is paid or deemed received by the recipient.

                   X. AMENDMENT AND TERMINATION OF THE PLAN

  The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in any Award theretofore granted may be made which would impair the rights of the recipient thereof without the consent of such recipient, and provided further that the Board may not, without approval of the stockholders of the Company, amend the Plan to
(a) increase the maximum aggregate number of shares that may be issued under the Plan or (b) change the class of individuals eligible to receive Awards under the Plan.

                               XI. MISCELLANEOUS

  (a) NO RIGHT TO AN OPTION OR RESTRICTED STOCK. Neither the adoption of the Plan nor any action of the Board or the Administrator shall be deemed to give an employee or Director any right to be granted an Award or any other rights hereunder except as may be evidenced by an Option Agreement or Restricted Stock Agreement duly executed and delivered on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.

  (b) NO EMPLOYMENT OR MEMBERSHIP RIGHTS CONFERRED. Nothing contained in the Plan shall (i) confer upon any employee any right with respect to continuation of employment with the Company or any subsidiary or (ii) interfere in any way with the right of the Company or any subsidiary to terminate his or her employment at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.

  (c) OTHER LAWS; WITHHOLDING. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered thereby have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules and regulations as the Company or the Administrator deems applicable and, in the opinion of legal counsel to the Company, there is no exemption from the registration requirements of such laws, rules and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to (i) make deductions from any settlement or exercise of an Award made under the Plan, including the delivery of shares, or require shares or cash or both be withheld from any Award, in each case in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law, or (ii) take such other action as may be necessary or appropriate to satisfy any such tax withholding obligations. The Administrator may determine the manner in which such tax withholding may be satisfied, and may permit shares of Common Stock (together with cash, as appropriate) to be used to satisfy required tax withholding based on the Market Value per Share of any such shares of Common Stock, as of the date of delivery of shares in satisfaction of the applicable Award.

  (d) NO RESTRICTION ON CORPORATE ACTION. Subject to the restrictions contained in Section X, nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action, whether or not such action would have an adverse effect on the Plan or any Award granted hereunder. No employee, Director, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

  (e) RESTRICTIONS ON TRANSFER OF OPTIONS AND CERTAIN UNDERLYING SHARES. An Option (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Section VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Administrator. In the discretion of the Administrator, a percentage (determined by the Administrator and set forth in the applicable Option Agreement) of the aggregate shares of Common Stock obtained from exercises of an Option (which percentage may be satisfied out of particular exercises as determined by the Administrator and set forth in the applicable Option Agreement) shall not be transferable prior to the earliest to occur of (x) the termination of the relevant Option term (or such shorter period as may be determined by the Administrator and set forth in the Option Agreement), (y) the Optionee's retirement, death or Disability, or (z) termination of the Optionee's employment with the Company and its subsidiaries.

  (f) GOVERNING LAW. The Plan shall be construed in accordance with the laws of the State of Delaware.

COMMON STOCK                                                      COMMON STOCK


                          CONTINENTAL AIRLINES, INC.

                 ANNUAL MEETING OF STOCKHOLDERS - MAY 16, 1997
P
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
R
        The undersigned hereby authorizes Gordon M. Bethune, Jeffery A. Smisek
O and Scott R. Peterson, and each of them, with full power of substitution, to represent and vote the stock of the undersigned in
X Continental Airlines, Inc. as directed and, in their sole discretion, on all other matters that may properly come before the Annual Meeting of
Y Stockholders to be held on May 16, 1997, and at any adjournment or adjournments thereof, as if the undersigned were present and voting thereat. The undersigned acknowledges receipt of the notice of annual meeting and proxy statement with respect to such Annual Meeting and certifies that, to the knowledge of the undersigned, all equity securities of the Company owned of record or beneficially by the undersigned are owned and controlled only by U.S. Citizens (as defined in the proxy statement), except as indicated on the reverse side hereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE EXECUTE AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

Nominees for Director:

Thomas J. Barrack, Jr., Lloyd M. Bentsen, Jr.,   ----------------------------
Gordon M. Bethune, David Bonderman,             |THIS FORM OF PROXY RELATES   |
Gregory D. Brenneman, Patrick Foley,            |TO BOTH CLASS A AND CLASS B  |
Douglas H. McCorkindale, George G.C. Parker,    |COMMON STOCK. IF YOU RECEIVED|
Richard W. Pogue, William S. Price III,         |TWO PROXY CARDS, PLEASE      |
Donald L. Sturm, Karen Hastie Williams,         |EXECUTE AND RETURN EACH.     |
Charles A. Yamarone                              ------------------------------

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS (PROPOSAL 1) AND "FOR" PROPOSALS 2,3,4 AND 5.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1,2,3,4 AND 5.

                                                                 [SEE REVERSE]

                           CONTINENTAL AIRLINES, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]


[                                                                                                                               ]

1.  ELECTION OF DIRECTORS                    For    Withhold                                               For     Against   Abstain
    See Reverse Side.                        All      All            3. Approval of 1997 Employee Stock    [  ]      [  ]     [  ]
                                                                        Purchase Plan.
    For, except vote withheld from the      [  ]      [  ]
    following nominee(s):                                            4. Approval of 1997 Stock Incentive   [  ]      [  ]      [  ]
                                                                        Plan.
                                           For  Against  Abstain
                                           [ ]    [ ]     [ ]        5. Ratification of Appointment of     [  ]      [  ]      [  ]
   _____________________________________                                Independent Auditors.

2.  Approval of Third Amendment to the 1994
    Incentive Equity Plan.

                                                                     Please mark this box ONLY if any Class A or       [  ]
                                                                     Class B common stock owned of record or
                                                                     beneficially by you is owned or controlled by
                                                                     Foreigners (as defined in the proxy statement),
                                                                     and indicate the number and class so owned or
                                                                     controlled by Foreigners.

                                                                      Class A_______________________________________
                                                                      Class B_______________________________________


                                                                                                        Dated:________________,1997

                                                                      Signature(s)_________________________________________________
                                                                      _____________________________________________________________
                                                                      NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor,
                                                                      administrator, trustee or guardian, please give full title as such.



                            . FOLD AND DETACH HERE.